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                                                                  EXHIBIT 99.1



                          AGREEMENT AND PLAN OF MERGER


                            DATED AS OF JUNE 23, 1998

                                     BETWEEN

                 THE MAXIM GROUP, INC., A DELAWARE CORPORATION,

                 CMAX ACQUISITION, INC., A GEORGIA CORPORATION,

                  SHAW INDUSTRIES, INC., A GEORGIA CORPORATION,

                                       AND

               SHAW CARPET SHOWPLACE, INC., A GEORGIA CORPORATION



** The Registrant agrees to furnish supplementally to the Commission a copy of any omitted schedule or exhibit upon request.**



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                          AGREEMENT AND PLAN OF MERGER


         THIS AGREEMENT AND PLAN OF MERGER (this "Agreement") is made as of the 23rd day of June, 1998 by and among The Maxim Group, Inc., a Delaware corporation ("Parent"), CMAX Acquisition, Inc., a Georgia corporation (the "Subsidiary"), Shaw Industries, Inc., a Georgia corporation (the "Company"), and Shaw Carpet Showplace, Inc., a Georgia corporation and a wholly-owned subsidiary of the Company ("Target1").

                                    RECITALS:

         A. The parties intend to effect a merger of the Subsidiary, a wholly-owned subsidiary of Maxim Retail Group, Inc., a Georgia corporation which is a wholly-owned subsidiary of Parent ("Maxim Retail"), with and into Target1 in accordance with this Agreement and the Georgia Business Corporation Code (the "Merger"). Upon consummation of the Merger, the Subsidiary will cease to exist, and Target1 will continue to exist as the surviving corporation of the Merger and Target1 will thereafter be a wholly-owned subsidiary of Maxim Retail. Target1, as the surviving corporation of the Merger, is sometimes hereinafter referred to as the "Surviving Corporation."

         B. The capitalization of Target1 consists of 1,000 shares of voting common stock, $0.01 par value per share, of which 1,000 shares are issued and outstanding (the "Target1 Common Stock").

         C. It is intended that the Merger will be a qualified stock purchase within the meaning of Section 338 of the Internal Revenue Code of 1986, as amended (the "Code"), and will not qualify as a tax-free reorganization under the Code.

         NOW, THEREFORE, in consideration of the premises and the representations, warranties and agreements herein contained, the parties agree as follows:

                                    ARTICLE I

                                   The Merger

         SECTION 1.1 The Merger. At the Effective Time (as defined in Section 1.3), the Subsidiary shall be merged with and into Target1 in accordance with the applicable provisions of the Georgia Business Corporation Code, and the separate existence of the Subsidiary shall thereupon cease. Subject to the terms and conditions hereof, the parties hereto shall take all reasonable action necessary in accordance with applicable law and their respective charters and bylaws to cause the Merger to be consummated on the Closing Date.

         SECTION 1.2 Closing. Unless this Agreement shall have been terminated in accordance with Article IX hereof, the consummation of the Merger (the "Closing" and the date thereof the "Closing Date") will take place at the offices of Smith, Gambrell & Russell, LLP, 1230 Peachtree


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Street, N.E., Suite 3100, Promenade II, Atlanta, Georgia 30309, two (2) business days following the satisfaction of the conditions to close set forth in Article VIII of this Agreement, or such other date as Parent and Company shall mutually agree.

         SECTION 1.3 Effective Time of the Merger. The Merger shall become effective at the time the properly executed Articles of Merger under the Georgia Business Corporation Code are duly filed with the Secretary of State of the State of Georgia. The Articles of Merger shall be filed on the Closing Date in the form attached hereto as Exhibit A. When used in this Agreement, the term "Effective Time" shall mean the date and time at which such action is completed.

         SECTION 1.4 Effect of Merger. The Merger shall have the effects set forth in the applicable sections of the Georgia Business Corporation Code. Without limiting the generality of the foregoing, and subject thereto, at the Effective Time, all the property, rights, privileges, powers and franchises of Target1 and the Subsidiary shall vest in the Surviving Corporation, and all debts, liabilities and duties of Target1 and Subsidiary shall become the debts, liabilities and duties of the Surviving Corporation.

                                   ARTICLE II

                        Certificate of Incorporation and
                       Bylaws of the Surviving Corporation

         SECTION 2.1 Articles of Incorporation. The Articles of Incorporation of the Subsidiary as in effect immediately prior to the Effective Time shall be the Articles of Incorporation of the Surviving Corporation until thereafter altered, amended or repealed in accordance with the Georgia Business Corporation Code and such Articles of Incorporation.

         SECTION 2.2 Bylaws. The Bylaws of the Subsidiary as in effect immediately prior to the Effective Time shall be the Bylaws of the Surviving Corporation until thereafter altered, amended or repealed in accordance with the Georgia Business Corporation Code, such Articles of Incorporation and such Bylaws.

         SECTION 2.3 Directors and Officers. The Board of Directors of Subsidiary immediately prior to the Effective Time shall be the initial Board of Directors of the Surviving Corporation, each member to hold office in accordance with the Articles of Incorporation and Bylaws of the Surviving Corporation, and the officers of Subsidiary immediately prior to the Effective Time shall be the initial officers of the Surviving Corporation, in each case until their respective successors are duly elected or appointed and qualified.



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                                   ARTICLE III

                  Effect on Capital Stock; Merger Consideration

         SECTION 3.1 Conversion of Securities. As of the Effective Time, by virtue of the Merger and without any action on the part of any record holder thereof:

         (a) Conversion of Capital Stock of the Subsidiary. Each share of capital stock of the Subsidiary that is issued and outstanding immediately prior to the Effective Time shall be converted into and exchanged for one (1) share of the $.001 par value common stock of the Surviving Corporation, and each certificate evidencing ownership of any such shares shall evidence ownership of the same number of shares of common stock of the Surviving Corporation.

         (b) Conversion of Shares of Target1 Common Stock. The shares of Target1 Common Stock issued and outstanding immediately prior to the Effective Time shall be converted automatically into the right to receive the Merger Consideration described in Section 3.2 below.

         SECTION 3.2 Merger Consideration. (a) The aggregate consideration to be paid by Parent in respect of the shares of Target1 Common Stock to be converted as of the Effective Time shall be (i) 3,150,000 shares of the common stock, $0.001 par value, of Parent (the "Parent Common Stock") plus (ii) $25,000,000.00 in cash (the "Cash Portion") plus (iii) an amount equal to $18,048,000.00 to be paid in accordance with the terms of a Subordinated Promissory Note (the "Note"), substantially in the form of Exhibit B (the "Note Portion"), subject to adjustment as described in paragraph (b) below (the Parent Common Stock, the Cash Portion and the Note Portion, as adjusted, are collectively referred to herein as the "Merger Consideration"). The Merger Consideration described in this paragraph (a) shall be paid by Parent on the Closing Date but shall be subject to adjustment as described in paragraph (b) below.

         (b) Post-closing Adjustment. (i) The Merger Consideration paid at Closing has been determined based on the Company's estimate of the net book value of the consolidated assets and liabilities of Target1, Target 2, Target 3 and Target4 related to the retail stores listed on Schedule 6.13 as set forth on
Schedule 4.3 hereto (the "Opening Balance Sheet").

         (ii) As soon as practicable after the Closing Date and in any event within sixty (60) days thereafter, the Company shall cause Arthur Andersen LLP, the independent public accountants of the Company, to prepare a post-closing report which shall set forth the actual net book value of the consolidated assets and liabilities of Target1, Target2, Target3 and Target4 contained in the Opening Balance Sheet, in substantially the same form as the Opening Balance Sheet (the "Post-Closing Report"); provided, however, that the net book value of goodwill shall be valued for all purposes under this Agreement at the value reflected in the Opening Balance Sheet. Such Post-Closing Report shall be prepared in accordance with generally accepted accounting principles consistently applied by the Company ("GAAP") (for the purposes of this paragraph, said Post-Closing Report shall not be deemed to have been prepared in accordance with GAAP if an adjustment thereto otherwise indicated by GAAP is not made on the basis that the amounts involved are not material


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to the Post-Closing Report taken as a whole, unless any single such adjustment involves less than Two Thousand Five Hundred Dollars ($2,500) and all such adjustments in the aggregate involve less than Two Thousand Five Hundred Dollars ($2,500). Parent and its representatives may participate in the preparation of the Post-Closing Report. The Post-Closing Report shall be submitted to each of Parent and the Company for their approval, which shall not be unreasonably withheld, within 20 days following submission by the accountants. Parent and the Company shall each bear one-half of the costs incurred in connection with the preparation of the Post-Closing Report and each of Parent and Company shall bear their respective expenses incurred in connection with their review of the Post-Closing Report.

         (iii) In the event that either or both of the Company and Parent shall object to the Post-Closing Report within the twenty (20) day period following submission thereof, Parent and the Company shall submit such dispute to independent accountants selected by Arthur Andersen LLP ("Independent Accountants"). Parent and the Company shall use their best efforts to cause the Independent Accountants to resolve any and all disputes regarding the Post-Closing Report as soon as is practicable, but in no event more than thirty
(30) days following submission of such dispute to the Independent Accountants. The resolution of such dispute and the Post-Closing Report prepared by the Independent Accountants shall be binding upon the parties hereto, absent fraud or arithmetic error. The cost of such resolution and preparation shall be shared equally by the Company, on the one hand, and by Parent, on the other hand.

         (iv) Within five (5) business days after the preparation and approval of the Post-Closing Report pursuant to this Section 3.2, in the event that the Post-Closing Report shall establish a net book value for any of the items reflected in the Opening Balance Sheet (other than goodwill) of more or less than set forth in the Opening Balance Sheet (the "Adjustment"), and such Adjustment exceeds $250,000.00 in the aggregate, (X) the principal amount owing under the Note shall be increased or decreased, without further action by the parties, by an amount equal to (1) the Adjustment plus or minus (2) an amount equal to the interest actually paid or payable on the Adjustment during the period from the Closing Date to and including the date the Post-Closing Report is approved (the "Adjustment Amount"), and (Y) in the event the amount of any negative Adjustment is greater than the principal amount of the Note, the Company shall pay to Parent in cash the difference between the Adjustment Amount and the principal amount of the Note and the Note shall be canceled and be of no further force or effect. The parties hereby agree that in the event the principal amount of the Note is increased or decreased pursuant to this Section 3.2, the Note shall be surrendered by the Company to the Parent and a replacement note, substantially in the same form as the Note, shall be executed and delivered in lieu thereof.

         SECTION 3.3 No Further Ownership Rights in Target1 Common Stock. The Merger Consideration delivered upon the surrender for exchange of shares of Target1 Common Stock in accordance with the terms hereof shall be deemed to have been delivered in full satisfaction of all rights pertaining to such shares, and there shall be no further registration of transfers on the records of Target1 of shares which were outstanding immediately prior to the Effective Time. If, after the Effective Time, certificates are presented to the Surviving Corporation for any reason, they shall be canceled and exchanged as provided in this Article
III. Until surrendered and exchanged in


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accordance with this Section, each certificate of Target1 Common Stock shall, after the Effective Time, represent solely the right to receive the Merger Consideration in respect of the shares of Target1 Common Stock evidenced by such certificate and shall have no other rights. No interest shall accrue or be payable on any Merger Consideration (other than pursuant to the payment terms of the Note Portion).

         SECTION 3.4 Closing of Target1 Transfer Books. At the Effective Time, the stock transfer books of Target1 shall be closed, and no transfer of Target1 Common Stock shall thereafter be made.

         SECTION 3.5 Taking of Necessary Action; Further Action. Each of Parent, the Subsidiary, the Company and Target1 will take all such reasonable and lawful action as may be necessary or appropriate in order to effectuate the Merger in accordance with this Agreement as promptly as practicable. If, at any time after the Effective Time, any such further action is necessary or desirable to carry out the purposes of this Agreement and to vest the Surviving Corporation with full right, title and possession to all assets, property, rights, privileges, powers and franchises of Target1 and the Subsidiary, the officers and directors of Target1 and the Subsidiary immediately prior to the Effective Time are fully authorized in the name of their respective corporations or otherwise to take, and will take, all such lawful and necessary action.

                                   ARTICLE IV

            Representations and Warranties of the Company and Target1

         As an inducement to Parent and the Subsidiary to enter into this Agreement and to consummate the transactions contemplated hereby, and with the knowledge that Parent and the Subsidiary shall rely thereon, the Company and Target1, jointly and severally, make the following representations and warranties to Parent and the Subsidiary, each of which is true and correct on the date hereof, shall be unaffected by any investigation heretofore or hereafter made by Parent or the Subsidiary, or any knowledge of Parent or the Subsidiary. Information set forth in the Schedules attached hereto specifically refers to the article and section of this Agreement to which such information is responsive, and such information shall not be deemed to have been disclosed with respect to any other article or section of this Agreement or for any other purpose unless so cross-referenced. Language contained in a Schedule which purports to vary, change or alter the language of the representations and warranties contained in this Agreement shall be disregarded and be of no force or effect. As used in this Agreement, "Knowledge" of the Company shall mean the actual knowledge of the individuals set forth on Schedule 4.0; provided, however, that, solely for the purposes of Section 4.11, "Knowledge" of the Company shall mean and include the knowledge of all of the employees of the Company or any Target at an employment level of store manager or above.

         SECTION 4.1   Corporate.

         (a) Organization. Each of the Company, Target1 and each affiliate of Target1 involved in the retail industry, C&S Textile, Inc. ("Target2"), Shaw Retail Properties, Inc. ("Target3"), and


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Shaw Installation Services, Inc. ("Target4") (Target 1, Target 2, Target3, and
Target4 are sometimes individually and collectively referred to herein as "Target" and Target2, Target3 and Target4 are sometimes collectively referred to herein as "Target Subs"), is a corporation duly organized, validly existing and in good standing under the laws of the respective jurisdiction set forth next to such entity's name on Schedule 4.1(a).

         (b) Corporate Power. Each Target has all requisite corporate power and authority to own, operate and lease its properties and to carry on its business as and where such is now being conducted.

         (c) Qualification. No Target is qualified or otherwise authorized to do business as a foreign corporation in any jurisdiction other than the jurisdictions identified on Schedule 4.1(c), which jurisdictions are, except as noted on Schedule 4.1(c), the only jurisdictions in which such qualification or authorization is required by law, except for jurisdictions with respect to which the failure to qualify would not have a material adverse effect on the business and assets of a Target as of the Effective Time ("Material Adverse Effect").

         (d) Authorization; Validity. The execution and delivery of this Agreement and the other agreements, instruments and documents referenced herein (such other agreements, instruments and documents sometimes referred to herein as the "Ancillary Instruments") to be executed and delivered by the Company or a Target and full performance thereunder, have been duly authorized by the Board of Directors of the Company and the Board of Directors and the shareholder of Target1, and no other or further corporate act on the part of either the Company or Target1 is necessary therefor. This Agreement has been duly and validly executed and delivered by each of the Company and Target1 and is, and, when executed and delivered, the Ancillary Instruments to be executed and delivered by the Company or Target1 pursuant hereto will be, the legal, valid and binding obligation of such entity, enforceable against such entity in accordance with their respective terms, except as may be limited by bankruptcy, insolvency, reorganization or other laws affecting creditors' rights generally, and by general equitable principles.

         (e) Capitalization of Target. (i) The authorized capital stock of Target1 consists of 1,000 shares of Target1 Common Stock, of which 1,000 shares of Target1 Common Stock are issued and outstanding, and none of which is held in treasury. There are no (i) securities convertible into or exchangeable for any of the capital stock or other securities of Target1, (ii) options, warrants or other rights to purchase or subscribe to capital stock or other securities of Target1 or securities which are convertible into or exchangeable for capital stock or other securities of Target1 or (iii) contracts, commitments, agreements, understandings or arrangements of any kind relating to the issuance, sale or transfer of any capital stock or other equity securities of Target1, any such convertible or exchangeable securities or any such options, warrants or other rights. All of the issued and outstanding shares of Target1 Common Stock are validly issued, fully paid and nonassessable, and all such shares are owned free and clear of all security interests, liens, claims, pledges or other similar matters ("Liens"), agreements, limitations in voting rights, limitations, equities, claims or obligations to other persons of any nature, kind or character and free and clear


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of all restrictions on transfer, except for those imposed by the Securities Act of 1933, as amended (the "Securities Act") and all applicable state securities laws.

         (ii) The authorized capital stock of Target2 consists of 100,000 shares of $.01 par value common stock, of which 3,720 shares of such common stock are issued and outstanding, and none of which is held in treasury. There are no (i) securities convertible into or exchangeable for any of the capital stock or other securities of Target2, (ii) options, warrants or other rights to purchase or subscribe to capital stock or other securities of Target2, or (iii) contracts, commitments, agreements, understandings or arrangements of any kind relating to the issuance, sale or transfer of any capital stock or other equity securities of Target2, any such convertible or exchangeable securities or any such options, warrants or other rights. All of the issued and outstanding shares of such common stock are validly issued, fully paid and nonassessable, and all such shares are owned, or on the Closing Date will be owned, by Target1 free and clear of all Liens, agreements, limitations in voting rights, equities, claims or obligations to other persons of any nature, kind or character and free and clear of all restrictions on transfer, except for those imposed by the Securities Act and all applicable state securities laws.

         (iii) The authorized capital stock of Target3 consists of 1,000 shares of $.01 par value common stock, of which 1,000 shares of such common stock are issued and outstanding, and none of which is held in treasury. There are no (i) securities convertible into or exchangeable for any of the capital stock or other securities of Target3, (ii) options, warrants or other rights to purchase or subscribe to capital stock or other securities of Target3, or (iii) contracts, commitments, agreements, understandings or arrangements of any kind relating to the issuance, sale or transfer of any capital stock or other equity securities of Target3, any such convertible or exchangeable securities or any such options, warrants or other rights. All of the issued and outstanding shares of such common stock are validly issued, fully paid and nonassessable, and all such shares are owned, or on the Closing Date will be owned, by Target1 free and clear of all Liens, agreements, limitations in voting rights, equities, claims or obligations to other persons of any nature, kind or character and free and clear of all restrictions on transfer, except for those imposed by the Securities Act and all applicable state securities laws.

         (iv) The authorized capital stock of Target4 consists of 1,000 shares of $.01 par value common stock, of which 100 shares of such common stock are issued and outstanding, and none of which is held in treasury. There are no (i) securities convertible into or exchangeable for any of the capital stock or other securities of Target4, (ii) options, warrants or other rights to purchase or subscribe to capital stock or other securities of Target4, or (iii) contracts, commitments, agreements, understandings or arrangements of any kind relating to the issuance, sale or transfer of any capital stock or other equity securities of Target4, any such convertible or exchangeable securities or any such options, warrants or other rights. All of the issued and outstanding shares of such common stock are validly issued, fully paid and nonassessable, and all such shares are owned, or on the Closing Date will be owned, by Target1 free and clear of all Liens, agreements, limitations in voting rights, equities, claims or obligations to other persons of any nature, kind or character and free and clear of all restrictions on transfer, except for those imposed by the Securities Act and all applicable state securities laws.


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         (f) Subsidiaries. Schedule 4.1(f) sets forth the name, jurisdiction of incorporation, capitalization, ownership and officers and directors of each corporation in which any Target has a direct or indirect equity interest (as used in this Section 4.1(f), each a "Subsidiary" or collectively, the "Subsidiaries") and the states in which each Subsidiary is qualified or licensed to do business as a foreign corporation. Except as listed in Schedule 4.1(f) or contemplated by Section 6.13, no Target owns, directly or indirectly, any capital stock, or other equity securities of any corporation or has any direct or indirect equity or other ownership interest in any entity or business.

         SECTION 4.2 No Violation. Except as set forth on Schedule 4.2, neither the execution and delivery of this Agreement or the Ancillary Instruments nor the consummation by the Company or any Target of the transactions contemplated hereby and thereby (a) will violate any statute or law or any rule, regulation, order, writ, injunction or decree of any court or governmental authority, (b) will require any material authorization, consent, approval, exemption or other action by or notice to any court, administrative or governmental agency, instrumentality, commission, authority, board or body (including, but not limited to, under any "plant-closing" or similar law) or (c) subject to obtaining the consents referred to in Schedule 4.2 or such other consents as are actually obtained and delivered at Closing, will violate or conflict with, or constitute a default (or an event which, with notice or lapse of time, or both, would constitute a default) under, or will result in the termination of, or accelerate the performance required by, or result in the creation of any Lien upon any of the assets of any Target, any term or provision of the articles or certificate of incorporation or bylaws of the Company or any Target or of any contract, lease, or agreement of any kind or character to which any Target is a party, or by which any Target or any of its assets may be subject, bound or affected, except for violations, defaults, terminations, accelerations or creations of Liens which would not have a Material Adverse Effect.

         SECTION 4.3 Financial Statements. Included as Schedule 4.3 is a true and complete copy of the Opening Balance Sheet with respect to the retail locations referenced in Schedule 6.13 and a detailed compilation of revenue by retail location (for the locations set forth in Schedule 6.13) for the six (6) month period ending on the date of execution of this Agreement (the Opening Balance Sheet and such financial information are sometimes referred to collectively herein as the "Financial Statements"). The Opening Balance Sheet has been prepared on a pro forma basis and all the Financial Statements are complete and accurate, have been prepared in accordance with GAAP and the books and records of Company and Target. The Opening Balance Sheet fairly presents, in accordance with GAAP, the financial position of Target on a consolidated basis as of the date indicated after giving effect to (i) the transfer of certain assets and liabilities from and to Target, as further described in Section 6.13, and (ii) the transfer of the capital stock of any Target Sub to Target1 prior to Closing. During the period from the date of the execution of this Agreement through and including the Effective Time, Company shall provide on-going financial information regarding the revenues of the store locations referenced in Schedule 6.13, which financial information shall be prepared in accordance with GAAP and the books and records of Company and Target and shall be deemed to be included in the term "Financial Statements" as such term is used herein.



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         SECTION 4.4 Tax Matters.

         (a)      Definitions. For purposes of this Agreement:

                  (i) "Tax" means any federal, state, local, or foreign income, gross receipts, license, payroll, employment, excise, severance, stamp, occupation, premium, windfall profits, environmental (including taxes under Code ss.59A), customs duties, capital stock, franchise, profits, withholding, social security (or similar), unemployment, disability, real property, personal property, sales, use, transfer, registration, value added, alternative or add-on minimum, estimated, or other tax of any kind whatsoever, including any interest, penalty, or addition thereto, whether disputed or not.

                  (ii) "Tax Return" means any return, declaration, report, claim for refund, or information return or statement relating to Taxes, including any schedule or attachment thereto, and including any amendment thereof.

         (b) Provision For Taxes. The tax liability on the Financial Statements is sufficient for the payment of all Taxes for which the Target will be liable at the date of such Financial Statements and for all years and periods prior thereto. Since the date of such Financial Statements, no Target has incurred any Taxes other than Taxes incurred in the ordinary course of business consistent in type and amount with past practices. There are no material Liens on any asset of any Target that arose in connection with any failure or alleged failure to pay any Tax.

         (c) Tax Returns Filed. Except as set forth on Schedule 4.4(c), all Tax Returns required to be filed by or on behalf of each Target as of the date of this Agreement have been timely filed (or if filed late all applicable penalties and interest have been paid) and when filed were true and correct in all material respects, and the Taxes shown as due thereon were paid or adequately accrued. Each Target has duly withheld and paid all Taxes required to be withheld and paid in connection with any amount paid or owed to its employees, contractors, creditors or other third parties. No claim has been made in the prior twenty-four (24) months by an authority in a jurisdiction where any Target does not file Tax Returns that such Target is or may be subject to taxation by that jurisdiction.

         (d) Tax Audits. Except as set forth on Schedule 4.4(d), no state income Tax Returns of any Target are under audit by any state taxing authorities, and neither the Company nor any Target has received from the tax authorities of any state, county, local or other jurisdiction any notice of underpayment of taxes or other deficiency which has not been paid nor any objection to any return or report filed by any Target except for notices and objections incurred in the ordinary course of business. Except as set forth on Schedule 4.4(d), no Target has waived any statute of limitations in respect of Taxes or agreed to any extension of time with respect to any tax assessment deficiency.

         (e) Consolidated Group. At the Closing, no Target will have any liability under any Tax allocation or sharing agreement. No Target (i) has been a member of an affiliated group of corporations filing a consolidated federal income Tax Return (other than a group the common parent of which was the Company) and (ii) has any liability for the Taxes of any person other than such


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Target under Reg. ss. 1.1502-6 (or any similar provision of state, local, or foreign law), as a transferee or successor, by contract, or otherwise.

         (f) Other Tax Matters. No Target has ever made any payments or been a party to an agreement (including this Agreement) that under any circumstances could obligate it to make payments that will not be deductible because of
Section 280G of the Code. No Target is a "United States real property holding company" within the meaning of Section 897 of the Code.

         SECTION 4.5 Accounts Receivable. All accounts receivable of each Target reflected on the Financial Statements, and those arising since the date thereof, represent arm's length sales actually made in the ordinary course of business; and, to the Knowledge of the Company, are subject to no material counterclaim or set off; and, to the Knowledge of the Company, no material dispute exists which is not appropriately reserved in the reserve for doubtful accounts in the Financial Statements.

         SECTION 4.6 Inventory. All inventory of each Target reflected on the Financial Statements consists in all material respects of a quality and quantity useable and saleable in the ordinary course of business (subject to normal defects, deficiencies, returns, allowances and similar items in the ordinary course of such Target's business) and is accurately valued in accordance with GAAP at the lower of cost (on a FIFO basis) or market. Except as set forth on
Schedule 4.6, all inventory of each Target purchased since the date of the Financial Statements consists of a quality and quantity useable and saleable in the ordinary course of its business, subject to the foregoing limitations. All inventory of each Target is located on premises owned or leased by such Target or in independent warehouses or in transit.

         SECTION 4.7 Absence of Certain Changes. Except as and to the extent set forth in Schedule 4.7 and as described in Section 6.13, since the date of the Opening Balance Sheet there has been no:

         (a) Material adverse change in the financial condition, assets, liabilities, business, prospects or operations of any Target or its business;

         (b) Loss or damage to, or destruction of, any assets of any Target in excess of $250,000.00, whether covered by insurance or not, affecting the business or properties (owned or leased) of such Target;

         (c) Increase in the compensation, salaries or wages payable or to become payable to any employee or agent of any Target (including, but not limited to, any increase or change pursuant to any bonus, pension, profit sharing, retirement or other plan or commitment), other than changes in the ordinary course of business not exceeding five percent (5%) in the aggregate and consistent with past practices, or any bonus or other employee benefit granted, made or accrued;



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         (d) Any acquisition by any Target of any capital stock of itself or any
Affiliate (as defined in Rule 12b-2 of the regulations promulgated under the Securities Exchange Act of 1934, as amended (the "Exchange Act")) of such
Target;

         (e) Labor dispute or disturbance, other than routine grievances and issues which would not have a Material Adverse Effect;

         (f) Commitment or transaction by any Target (including, but not limited to, any borrowing or capital expenditure) involving more than $250,000.00 or other than in the ordinary course of business consistent with past practice;

         (g) Sale, lease or other transfer or disposition of any material properties or assets of any Target, except for sales of inventory in the ordinary course of business and sales or disposition of other assets for their fair market value in the ordinary course of business;

         (h) Indebtedness for borrowed money incurred, involving more than $50,000 singularly or $250,000 in the aggregate, or assumed or guaranteed by or secured by any assets of any Target;

         (i) Lien made on or affecting any of the assets of any Target, other than Liens incurred in the ordinary course of business, none of which would have a Material Adverse Effect;

         (j) Entering into, amendment, extension or termination by any Target of any contract or lease, or any waiver of material rights thereunder involving more than $250,000, or other than in the ordinary course of business, except as disclosed on Schedule 4.7(j);

         (k) Grant of credit to any customer or distributor of any Target on terms or in amounts more favorable than those which have been extended to such customer or distributor in the past, any other change in the terms of any credit heretofore extended, or any other change of the policies or practices of such Target and the granting of credit, except for grants or changes in the ordinary course of business, none of which would have a Material Adverse Effect;

         (l) Other events, occurrences, incidents, actions, failures to act, transactions or conditions not in the ordinary course of business of any Target which would have a Material Adverse Effect.

         SECTION 4.8 Absence of Undisclosed Liabilities. Except as and to the extent specifically disclosed and reserved against in the Financial Statements or disclosed in Schedule 4.8, to the Knowledge of the Company, no Target has any material liabilities, commitments or obligations (secured or unsecured, and whether accrued, absolute, contingent, direct, indirect or otherwise) (other than commercial liabilities and obligations incurred since the date of the Financial Statements in the ordinary course of business and consistent with past practice), which under GAAP would be required to be set forth in or reserved on the Financial Statements, and is not so set forth or reserved.

         SECTION 4.9 No Litigation. Except as set forth in Schedule 4.9, and except for individual claims incurred in the ordinary course of business of less than $50,000.00, there is no action, suit, arbitration proceeding, investigation or inquiry, pending before any court, arbitrator or federal, state, foreign, municipal or other governmental department, commission, board, bureau, agency or instrumentality or, to the Knowledge of Company, threatened, against any Target or its directors (in such capacity), business or assets, nor does the Company or any Target know, or have grounds to know, of any basis for any such proceedings, investigations or inquiries. Except as set forth in Schedule 4.9, no Target is subject to any material judgment, order, writ or injunction of any court, arbitrator or federal, state, foreign, municipal or other governmental department, commission, board, bureau, agency or instrumentality.

         SECTION 4.10   Compliance With Laws.

         (a) Compliance. Except as set forth on Schedule 4.10(a), to the Knowledge of the Company, each Target is in compliance with all laws, statutes, rules, regulations, ordinances and other pronouncements having the effect of a law of the United States, any foreign country or any domestic or foreign state, county, city or other political subdivision (collectively, "Laws") with respect to the operation of its business, including, but not limited to, those applicable to discrimination in employment, the Americans with Disabilities Act, occupational safety and health, trade practices, competition and pricing, product warranties, zoning, building and sanitation, employment, retirement and labor relations, product advertising and the Environmental Laws (as defined in Section 4.10(c)), except for noncompliance which would not have a Material Adverse Effect. To the Knowledge of the Company, the Real Property (as defined in Section 4.11(c)) is unconditionally zoned a classification that allows its current use, such zoning is not being challenged by legal process and no change or modification thereof is being sought by any person or entity, including, but not limited to, any governmental or quasi-governmental authorities. Except as set forth in Schedule 4.10(a), neither the executive officers of any Target nor, to the Knowledge of the Company, the Company have received notice of any violation or alleged violation, or past or continuing violation, of any Laws, which notice is currently outstanding, except for notices incurred in the ordinary course of business, none of which would have a Material Adverse Effect. Without limiting the generality of the foregoing:

                  (i) To the Knowledge of the Company, the operation of the business of each Target as now conducted does not, nor does any condition existing at any of the facilities in which such business is conducted (collectively, the "Facilities"), in any manner constitute a breach or violation of any lease or other agreement governing the use of such Facilities, or a nuisance or other tortious interference with the rights of any person or persons in such a manner as to give rise to or constitute the grounds for a suit, action, claim or demand by any such person or persons seeking compensation or damages or seeking to restrain, enjoin or otherwise prohibit any aspect of the conduct of such businesses or the manner in which they are now conducted, except to the extent such breach or violation or nuisance or tortious interference would not result in a Material Adverse Effect.

                  (ii) Except as set forth on Schedule 4.9, each Target has made all required material payments to its unemployment compensation reserve accounts with the appropriate governmental departments of the states where it is required to maintain such accounts, and each of such accounts has a balance required by law.

                  (iii) Each Target has delivered to Parent copies of all reports of such Target for the past year required under the federal Occupational Safety and Health Act of 1970, as amended. The deficiencies, if any, noted on such reports have been corrected, except deficiencies which would not have a Material Adverse Effect.

         (b) Licenses and Permits. Except as set forth on Schedule 4.10(b), to the Knowledge of the Company, each Target has all licenses, permits, approvals, authorizations and consents of all governmental and regulatory authorities and all certification organizations required of it in connection with the operation of its business (as presently conducted), and operation of the Facilities, except where the failure to obtain the same would not have a Material Adverse Effect.

         (c) Environmental Matters. The applicable Laws relating to pollution or protection of the environment, including, but not limited to, Laws relating to emissions, discharges, generation, storage, releases or threatened releases ("Releases") of pollutants, contaminants, asbestos, lead-based paints, chemicals or industrial, toxic, hazardous or petroleum or petroleum-based substances or wastes ("Hazardous Materials") into the environment (including, but not limited to, ambient air, surface water, ground water, land surface or subsurface strata) or otherwise relating to the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of Hazardous Materials including, without limitation, the Clean Water Act, the Clean Air Act, the Resource Conservation and Recovery Act, the Toxic Substances Control Act and the Comprehensive Environmental Response Compensation Liability Act ("CERCLA"), as amended, and their state and local counterparts are herein collectively referred to as the "Environmental Laws". Except as set forth on Schedule 4.10(c) and
Schedule 4.9, no Target or, to the Knowledge of the Company, any of its predecessors in title, or any other person, has ever used the Real Property for the processing, handling, manufacturing, generating, treating, storing, or disposing of any Hazardous Materials, nor, to the Knowledge of Company, has the Real Property been used as a landfill or as a dump for garbage, refuse or Hazardous Materials. Without limiting the generality of the foregoing provisions of this Section 4.10, to the Knowledge of the Company, except as disclosed in reports referenced in Section 4.10(c), each Target is in full compliance with all limitations, restrictions, conditions, standards, prohibitions, requirements, obligations, schedules and timetables contained in the Environmental Laws or contained in any regulations, code, Plan, order, decree, judgment, injunction, notice or demand letter issued, entered, promulgated or approved thereunder, except where noncompliance would not individually or collectively have a Material Adverse Effect. Except as specifically described in
Schedule 4.10(c) and Schedule 4.9, there is no civil, criminal or administrative action, suit, demand, notice or demand letter, claim, hearing, notice of violation, investigation or proceeding pending, or, to the Knowledge of the Company, threatened, against any Target relating in any way to the Environmental Laws or any regulation, code, Plan, order, decree, judgment, injunction, notice or demand letter issued, entered, promulgated or approved thereunder.

         SECTION 4.11 Title to and Condition of Properties.

         (a) Title. Each Target has good title to all of its assets, businesses and properties, and with respect to real property leased by such Target, leasehold estates or lessee's interests, including, but not limited to, all such properties (tangible and intangible) reflected in the Financial Statements, except for inventory and other assets disposed of in the ordinary course of business since the date of such Financial Statements, free and clear of all Liens, except (i) those described on Schedule 4.11(a), (ii) Liens for Taxes not yet due or which are being contested in good faith by appropriate proceedings (and which have been sufficiently accrued or reserved against in the Financial Statements), (iii) municipal and zoning ordinances and easements and other matters of record, none of which, to the Knowledge of Company, materially interfere with the use of the property as currently utilized, and (iv) other Liens incurred in the ordinary course of business, none of which would have a Material Adverse Effect. Except as set forth in Schedule 4.11(a), none of the assets, business or properties of any Target are subject to any restrictions with respect to the transferability thereof and title thereto will not be affected in any way by the transactions contemplated hereby.

         (b) Condition. Except as set forth on Schedule 4.11(b), to the Knowledge of the Company, all property and assets owned or utilized by each Target are in operating condition and repair, free from any defects (except such minor defects as do not interfere with the use thereof in the conduct of the normal operations of the business of such Target), have been maintained consistent with the standards generally followed in the industry, except for conditions, repairs and failures to maintain which would not have a Material Adverse Effect.

         (c) Real Property. Schedule 4.11(c) sets forth all real property owned by each Target (the "Real Property"). To the Knowledge of the Company, all of the Real Property has permanent rights of access to dedicated public highways and is serviced by public utilities, or utilities that are available to the Real Property by valid, appurtenant easements. The Company has no notice or Knowledge of any (i) governmental agency or court order requiring repair, alteration, or correction of any existing condition affecting any Real Property or the systems or improvements thereat which would have a Material Adverse Effect, or (ii) underground storage tanks affecting any Real Property.

         (d) No Condemnation or Expropriation. Except as set forth on Schedule 4.9, neither the whole nor any material portion of the Real Property or any other material assets of any Target is subject to any governmental decree or order to be sold or is being condemned, expropriated or otherwise taken by any public authority with or without payment of compensation therefor, nor to the Knowledge of the Company, has any such condemnation, expropriation or taking been proposed.

         SECTION 4.12 Insurance. No Target maintains separate policies of insurance with respect to the business and properties of such Target.

         SECTION 4.13 Contracts and Commitments.

         (a) Real Property Leases. Except as set forth in Schedule 4.11(c), no Target has any lease of real property ("Real Property Leases").

         (b) Personal Property Leases. Except as set forth in Schedule 4.13(b), no Target has any lease of personal property involving consideration or other expenditure in excess of $250,000.

         (c) Purchase Commitments. No Target has purchase commitments for inventory items or supplies that, together with amounts on hand, constitute in excess of three (3) months normal usage, other than minor amounts of certain inventory with a value of less than $250,000 in the aggregate.

         (d) Sales Commitments. Except as set forth on Schedule 4.13(d), no Target has sales contracts or commitments to customers or distributors which aggregate in excess of $250,000 to any one customer or distributor (or group of affiliated customers or distributors) except those terminable without material liability. No Target has sales contracts or commitments except those made in the ordinary course of business, at arm's length, and no such contracts or commitments are for a sales price which reasonably could be expected to result in a loss to such Target.

         (e) Contracts With Certain Persons. Except as set forth on Schedule 4.13(e) and except for agreements entered into in the ordinary course of business or involving amounts less than $50,000, no Target has any agreement, understanding, contract or commitment (written or oral) with any employee, agent, consultant, distributor or dealer that is not cancelable by such Target on notice of not longer than sixty (60) days without liability, penalty or premium of any nature or kind whatsoever.

         (f) Power of Attorney. No Target has given any power of attorney which is currently in effect, to any person, firm or corporation for any purpose whatsoever, except for any powers of attorney related solely to tax matters.

         (g) Collective Bargaining Agreements. No Target is a party to any collective bargaining agreements with any unions, guilds, shop committees or other collective bargaining groups.

         (h) Loan Agreements. Except as set forth in Schedule 4.13(h), no Target or any portion of any Target's assets is obligated under any loan agreement, promissory note, letter of credit, or other evidence of indebtedness as a signatory, guarantor or otherwise which is secured by or constitutes a Lien upon all or any portion of its assets.

         (i) Guarantees. Except as set forth in Schedule 4.11(c) and Schedule 4.13(h), no Target has guaranteed the payment or performance of any person, firm or corporation, agreed to indemnify any person or act as a surety, or otherwise agreed to be contingently or secondarily liable for the obligations of any person.

         (j) Burdensome or Restrictive Agreements. To the Knowledge of the Company, no Target is a party to or bound by any agreement, deed, lease or other instrument which is so burdensome as to have a Material Adverse Effect. Without limiting the generality of the foregoing, other than the Franchise Agreements, which are described on Schedule 4.24(b), no Target is a party to or bound by any agreement requiring such Target to assign any interest in any trade secret or proprietary information or prohibiting or restricting such Target from competing in its business or geographical area or soliciting customers or otherwise restricting it from carrying on its business anywhere in the world.

         (k) Other Material Contracts. No Target has any lease, contract or commitment of any nature involving consideration or other expenditure in excess of $250,000, or which is otherwise individually material to its business, except as explicitly described in Schedule 4.11(c), Schedule 4.13(k) or in any other Schedule to this Section 4.13.

         (l) No Default. Except as set forth on Schedule 4.13(l), no Target is in default under any lease, contract or commitment, nor has any event or omission occurred which through the passage of time or the giving of notice, or both, would constitute a default thereunder or cause the acceleration of any obligations of such Target thereunder, result in the creation of any Lien on any of the assets owned, used or occupied by such Target or give rise to an automatic termination, or the right of discretionary termination thereof, except for defaults, events, omissions or similar occurrences which would not have a Material Adverse Effect. To the Knowledge of the Company, no third party is in default under any lease, contract or commitment to which any Target is a party, nor has any event or omission occurred which, through the passage of time or the giving of notice, or both, would constitute a default thereunder or give rise to an automatic termination, or the right of discretionary termination, thereof.

         SECTION 4.14 Labor Matters. Except as set forth in Schedule 4.14, within the last two (2) years, no Target has experienced any labor disputes, union organization attempts or any work stoppage due to labor disagreements. Except to the extent set forth in Schedule 4.14, (a) there is no unfair labor practice charge or complaint against any Target pending or overtly threatened;
(b) there is no labor strike, dispute, request for representation, slowdown or stoppage actually pending or overtly threatened against any Target nor any secondary boycott with respect to products of such Target sold in its business;
(c) to the Knowledge of the Company, no question concerning representation has been raised or is threatened respecting the employees of any Target; or (d) no grievance which would have a Material Adverse Effect is pending.

         SECTION 4.15 Employee Benefit Plans.

         (a) Disclosure. Schedule 4.15(a) sets forth all pension, thrift, savings, profit sharing, retirement, incentive bonus or other bonus, medical, dental, life, accident insurance, benefit, employee welfare, disability, group insurance, stock purchase, stock option, stock appreciation, stock bonus, executive or deferred compensation, hospitalization, cafeteria, flexible spending account and other similar fringe or employee benefit plans, programs and arrangements, and any employment or consulting contracts, "golden parachutes," collective bargaining agreements, severance agreements or plans, vacation and sick leave plans, programs, arrangements and policies, including, but not limited to, all "employee benefit plans" (as defined in Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA")), all employee manuals and all written or binding oral statements of policies, practices or understandings relating to employment, which are provided to, for the benefit of, or relate to, any persons employed by any Target. The items described in the foregoing sentence are hereinafter sometimes referred to collectively as "Employee Plans/Agreements," and each individually as an "Employee Plan/Agreement." Parent has had access to true and correct copies of all the Employee Plans/Agreements, including all amendments thereto, and the most recent determination letters received from the Internal Revenue Service with respect to any Employee Plans/Agreements intended to be qualified under Section 401(a) of the Internal Revenue Code, have heretofore been provided by the Company to Parent. No Employee Plan/Agreement is a "multiemployer Plan" (as defined in Sections 3(37) or 4001(a)(3) of ERISA), and no Target has ever contributed or been obligated to contribute to any such multiemployer Plan. No Employee Plan/Agreement is subject to Title IV of ERISA and no Target is obligated to contribute to such a Plan.

         (b) Prohibited Transactions. There have been no "prohibited transactions" within the meaning of Section 406 or 407 of ERISA or Section 4975 of the Code for which a statutory or administrative exemption does not exist with respect to any Employee Plan/Agreement, and no event or omission has occurred in connection with which any Target or any of its respective assets or any Employee Plan/Agreement, directly or indirectly, could be subject to any liability under ERISA or the Code, except for events or omissions which would not have a Material Adverse Effect.

         (c) Payments and Compliance. With respect to each Employee Plan/Agreement, (i) all payments due from any Target to date have been made and
(ii) all amounts properly accrued to date as liabilities of any Target which have not been paid have been properly recorded on the books of such Target.

         (d) Post-Retirement Benefits. With respect to each Employee Plan/Agreement which provides welfare benefits of the type described in Section 3(1) of ERISA: (i) no such Employee Plan/Agreement provides medical or death benefits with respect to current or former employees, directors or consultants of any Target beyond their termination of employment, other than coverage mandated by Sections 601-608 of ERISA and 4980B(f) of the Code; (ii) each such Employee Plan/Agreement has been administered in material compliance with Sections 601-608 of ERISA and 4980B(f) of the Code; and (iii) no such Employee Plan/Agreement has reserves, assets, surpluses or prepaid premiums.

         (e) No Triggering of Obligations. The consummation of the transactions contemplated by this Agreement will not (i) entitle any current or former employee of any Target to severance pay, unemployment compensation or any other payment, except as expressly provided in this Agreement, (ii) accelerate the time of payment or vesting, or increase the amount of compensation due to any such employee or former employee or (iii) result in any prohibited transaction described in Section 406 of ERISA or Section 4975 of the Code for which an exemption is not available.

         (f) Future Commitments. No Target has announced a Plan or a legally binding commitment to create any additional Employee Plans/Agreements or to amend or modify any existing Employee Plan/Agreement. The Company or a Target has expressly reserved in itself the right to amend, modify or terminate any Employee Plan/Agreement. No Employee Plan/Agreement requires a Target to continue to employ any employee, director or consultant.

         SECTION 4.16 Employment Compensation. Schedule 4.16 contains a true and correct list of all employees to whom any Target is paying compensation, including bonuses and incentives, at an annual rate in excess of $100,000 for services rendered or otherwise, and, in the case of salaried employees, such list identifies the current annual rate of compensation for each employee and in the case of hourly or commission employees identifies certain reasonable ranges of rates and the number of employees falling within each such range.

         SECTION 4.17 Trade Rights.

         (a) Schedule 4.17 lists all Trade Rights (as defined in Section 4.17(e)) of the type described in clauses (i), (ii), (iii) and (iv) and, to the extent practicable, clause (v) of Section 4.17(e) in which any Target now has any interest, specifying whether such Trade Rights are owned, controlled, used or held (under license or otherwise) by such Target, and also indicating which of such Trade Rights are registered.

         (b) All material Trade Rights shown as registered in Schedule 4.17 have been properly registered, all pending registrations and applications have been properly made and filed and all annuity, maintenance, renewal and other fees relating to registrations or applications are current.

         (c) To the Knowledge of the Company, to conduct its business as such is currently being conducted or proposed to be conducted, no Target requires any Trade Rights that it does not already have. To the Knowledge of the Company, no Target is infringing or has infringed any Trade Rights of another in the operation of its business, nor, to the Knowledge of the Company, is any other person infringing the Trade Rights of any Target, except where such infringement would not have a Material Adverse Effect. Except as set forth on Schedule 4.17, no Target has granted any license or made any assignment of any Trade Rights listed on Schedule 4.17, nor does any Target pay any royalties or other consideration for the right to use any Trade Rights of others, except in the ordinary course of business, which are individually or collectively not material. There are no inquiries, investigations, or claims or litigation, challenging or threatening to challenge the right, title and interest of any Target with respect to its continued use and right to preclude others from using any Trade Rights of such Target. To the Knowledge of the Company, all material Trade Rights of each Target are enforceable and in good standing, and there are no equitable or statutory defenses to enforcement based on any act or omission of such Target.

         (d) To the Knowledge of the Company, each Target has used commercially prudent efforts to protect the Trade Rights owned or used by it, including (to the extent appropriate), but not limited to, causing employees and others to whom such Trade Rights are revealed to execute reasonable confidentiality and non-competition agreements, which are in full force and effect.

         (e) As used herein, the term "Trade Rights" shall mean and include: (i) all United States, state and foreign trademark rights, business identifiers, trade dress, service marks, trade names and brand names, including all claims for infringement, and all registrations thereof and applications therefor and all goodwill associated with the foregoing accruing from the dates of first use thereof; (ii) all United States and foreign copyrights, copyright registrations and copyright applications, including all claims for infringement, and all other rights associated with the foregoing and the underlying works of authorship; (iii) all United States and foreign patents and patent applications, including all claims for infringement and all international proprietary rights associated therewith; (iv) all contracts or agreements granting any right, title, license or privilege under the intellectual property rights of any third party; and (v) all inventions, mask works and mask work registrations, know-how, discoveries, improvements, designs, trade secrets, shop and royalty rights, and all other similar types of intellectual property.

         SECTION 4.18 Major Suppliers. Schedule 4.18 contains a list of the nine
(9) largest suppliers to Target for the most recent fiscal year (determined on the basis of the total dollar amount of purchases). The Company has no Knowledge of any facts indicating, or any other reason to believe, that any of the suppliers listed on Schedule 4.18 will not continue to be suppliers to Target after the Closing and will not continue to supply Target with substantially the same quantity and quality of goods at competitive prices.

         SECTION 4.19 Product Warranty and Product Liability. Schedule 4.19 contains a copy of each Target's standard warranty or warranties (including standard extended warranties) for sales of Products (as hereinafter defined), and, except as stated therein, there are no warranties, commitments or obligations with respect to the return, repair or replacement of Products.
Schedule 4.19 sets forth (a) the actual monthly cost to Target of performing warranty obligations for the customers of its business for each month from January 1, 1998 to April 30, 1998, and (b) a listing of extended warranty contracts under which each Target is currently obligated. To the Knowledge of the Company, the Products have been designed and manufactured so as to meet and comply with all governmental standards and specifications currently in effect or proposed, and such Products have received all governmental approvals necessary to allow their sale and use. As used in this Section 4.19, the term "Products" means any and all products currently, or during the past twelve (12) months, sold by any Target, or by any predecessor of any Target, under any brand name or mark under which products are or have been sold by any Target.

         SECTION 4.20 Bank Accounts. Schedule 4.20 sets forth the names and locations of all banks, trust companies, savings and loan associations and other financial institutions at which any Target will maintain as of the Closing Date a safe deposit box, lock box or checking, savings, custodial or other account of any nature, the type and number of each such account and the signatories therefor.

         SECTION 4.21 Affiliates' Relationships to Target.

         (a) Contracts With Affiliates. All leases, contracts, agreements or other arrangements between any Target and any affiliate are described on
Schedule 4.21(a).

         (b) No Adverse Interests. Except as set forth on Schedule 4.21(b), no affiliate has any direct or indirect interest in (i) any entity which does business with or is competitive with any Target, or (ii) any property, asset or right which is used by any Target.

         (c) Obligations. All obligations of any affiliate to any Target, and all obligations of any Target to any affiliate are listed on Schedule 4.21 (c).

         SECTION 4.22 Assets Necessary to Business. Except as set forth on
Schedule 4.22, each Target at the Closing will have title to the assets and properties (including all property and assets, tangible and intangible, and all leases, licenses and other agreements), which have been used to operate the consumer retail business conducted by such Target as of the Effective Time at the stores identified on Schedule 6.13.

         SECTION 4.23 Securities Law Matters. The Company is acquiring the Parent Common Stock for investment for the Company's own account, not on behalf of others. The financial condition of the Company is currently adequate to bear the substantial economic risk of an investment in Parent Common Stock. The Company has sufficient knowledge and experience in investment and business matters to understand the economic risk of such an investment and the risk involved in a commercial enterprise such as Parent. The Company has received and carefully read (i) Parent's Offering Memorandum dated October 9, 1997, (ii) Parent's Annual Report on Form 10-K for the fiscal year ended January 31, 1998 and (iii) Parent's Quarterly Reports on Form 10-Q filed with the Securities and Exchange Commission since January 31, 1998. The Company has had an opportunity to ask questions of, and receive answers from, officers of Parent concerning Parent and the Parent Common Stock and to obtain any additional information which the Company has reasonably requested. The Company is an "accredited investor" within the meaning of Regulation D under the Securities Act.

         SECTION 4.24 Franchisee Operations.

         (a) Form Franchise Document. No Target offers or sells, or during the past twelve (12) months has offered or sold, franchises or licenses for the operation of any of its floor covering business.

         (b) Franchisees. Schedule 4.24(b) is a true and complete list of all existing franchisees ("Franchisees"), and their respective owners and/or managers with which any Target has a franchise agreement as of the date of this Agreement (collectively, the "Franchise Agreements") and a representative Franchise Agreement for Carpetland USA Franchisees has been furnished to Parent.
Schedule 4.24(b) also identifies each Franchisee that (i) has received any outstanding notices of financial default under such Franchise Agreement; (ii) has received a notice of termination due to the Franchisee's operation of the Franchised Business in a manner reflecting gross mismanagement; (iii) to the Knowledge of the Company, is in any other material default under its Franchise Agreement; or (iv) is, to the Knowledge of the Company, the subject of a case under the bankruptcy code or any other bankruptcy, insolvency, receivership or similar case or proceeding under state or federal law. No Target is a party to any franchise or license agreement under which such Target acts as franchisor or licensor, except with respect to the Franchisees.

         (c) Franchise Advertising. Except pursuant to the Franchise Agreements, there are no agreements or written arrangements between any advertising agency and any Target which pertains directly or indirectly to the providing of advertising and promotional services such advertising agency to such Target or any Franchisee.

         (d) Hold Agreements. Schedule 4.24(d) contains a description of certain protected territories allocated to Franchisees pursuant to the Franchise Agreements.

         (e) Options. Schedule 4.24(e) describes any right of first refusal, option or other arrangement with any Target for the acquisition of additional Franchised Businesses or expansion of a Franchisee's territory.

         (f) Sales Representations. Schedule 4.24(f) is a true and complete list of all written or oral agreements (and with respect to oral agreements a description thereof) with independent sales representatives, contractors or agents with respect to the sale or development of Franchised Businesses by any Target, retainers or consultants and all territorial development, broker's and master franchise agreements or any other agreements or arrangements under which any Target has authorized any person to sell or promote franchises or licenses on behalf of such Target or agreed to rebate or share amounts receivable under any Franchise Agreement and indicating which of such agreements are in default and may be terminated by such Target by notice to the other party. Each Target has delivered to Parent true, correct and complete copies of all written agreements described in Schedule 4.24(f). Each Target has delivered to Parent true, correct and complete copies of all written correspondence and memoranda evidencing such oral agreements described in Schedule 4.24(f). The payments payable to all parties to each such oral agreement are set forth on such Schedules.

         (g) Franchise Agreements.

                  (i) Except as disclosed in Schedule 4.24(g), to the Knowledge of the Company, each Franchise Agreement complies, and the offer and sale thereof complied at the time such offer and sale was made, in all material respects with all federal and state laws (and rules or regulations thereunder) and all orders, consents or decrees from any federal or state administrative or regulatory agency, except to the extent noncompliance would not have Material Adverse Effect; each Franchise Agreement represents the legal, valid and binding obligation of the Franchisee thereunder, subject to any Franchisee's bankruptcy, insolvency, receivership or similar proceeding under state or federal law and is enforceable against such Franchisee in accordance with its terms, except to the extent noncompliance would not have a Material Adverse Effect;

                  (ii) Except as listed or described in Schedule 4.24(g), (A) no right of rescission, set-off, counterclaim or defense has been asserted or, to the Knowledge of the Company, is threatened or exists, with respect to any Franchise Agreement, (B) no notices of default have been issued by any Target with respect to any Franchise Agreement for defaults which have not been cured and (C) no Target has waived any default by a Franchisee which would adversely affect any Franchise Agreement;

                  (iii) To the Knowledge of the Company, no franchisee organization exists which holds itself out as a representative of the Franchisees;

                  (iv) Except as listed or described in Schedule 4.24(g), to the Knowledge of the Company, no Franchisee's protected territory is shared in whole or in part with any other Franchisee;

                  (v) Except as set forth in Schedule 4.24(g), each Target's franchise operation manual, if any, has been in the past and currently is consistent in all material respects with the respective offering circulars or disclosure documents such Target used to offer and sell franchises and business opportunities.

         (h)      [Intentionally Reserved]

         (i) Complaints by Franchisees. Except as set forth in Schedule 4.24(i), to the Company's Knowledge, no Franchisee has alleged to any Target that such Target has acted improperly regarding (i) disparate treatment among such Franchisees in violation of any Law or (ii) providing prospective franchisees with inaccurate or incorrect earnings claims or earnings claims that violated any Law.

         (j) Commissions or Rebates. Except as set forth in Schedule 4.24(j), there is nothing that would preclude any Target subsequent to the date of this Agreement from receiving rebates, commissions or other payments from suppliers selling products to Franchisees based upon Franchisees' purchases of such products.

         SECTION 4.25 No Brokers or Finders. No Target nor any of its directors, officers, shareholders, employees or agents has retained, employed or used any broker or finder in connection with the transactions provided for herein or in connection with the negotiation thereof.

         SECTION 4.26 Governmental Approvals and Filings. Except for filings with the Internal Revenue Service, the Securities Exchange Commission and as otherwise specifically contemplated by this Agreement, no consent, approval or action of, filing with or notice to any governmental or regulatory authority on the part of the Company or any Target is required in connection with the execution, delivery and performance of this Agreement or any of the Ancillary Instruments to which the Company or any Target is a party or the consummation of the transactions contemplated hereby or thereby.

         SECTION 4.27 Books and Records. The minute books and other similar records of each Target will be made available to Parent and the Subsidiary prior to Closing and such books and records contain a true and complete record, in all material respects, of all action taken at all meetings and by all written consents in lieu of meetings of the stockholders, the boards of directors and committees of the boards of directors of such Target. The stock transfer ledgers and other similar records of each Target will be made available to Parent and the Subsidiary prior to Closing and such stock transfer ledgers and similar records accurately reflect all record transfers prior to the execution of this Agreement in the capital stock of such Target. No Target has any of its books and records recorded, stored, maintained, operated or otherwise wholly or partly dependent upon or held by any means (including any electronic, mechanical or photographic process, whether computerized or not) which (including all means of access thereto and therefrom) are not under the exclusive ownership and direct control of such Target. The Company hereby agrees that following Closing it will provide access to Parent and its representatives during normal business hours to any books and records held or controlled by the Company related to any Target and shall use its best efforts to assist Parent with any transitional support reasonably requested by Parent related to such books and records.

         SECTION 4.28 Disclosure. To the Knowledge of the Company, no representation or warranty by the Company or any Target in this Agreement, nor any statement, certificate, schedule or exhibit hereto furnished or to be furnished by or on behalf of the Company or any Target pursuant to this Agreement, nor any document or certificate delivered to Parent or the Subsidiary pursuant to this Agreement or in connection with transactions contemplated hereby, contains or shall contain any untrue statement of material fact or omits or shall omit a material fact necessary to make the statements contained therein not misleading. All statements and information contained in any certificate, instrument, schedule or document delivered by or on behalf of the Company or any Target shall be deemed representations and warranties such entity.

                                    ARTICLE V

           Representations and Warranties of Parent and the Subsidiary

         As an inducement to the Company and Target1 to enter into this Agreement and to consummate the transactions contemplated hereby, and, with the knowledge that the Company and Target1 shall rely thereon, Parent and the Subsidiary, jointly and severally, make the following representations and warranties to the Company and Target1, each of which is true and correct on the date hereof, shall be unaffected by any investigation heretofore or hereafter made by the Company and Target1, or any knowledge of the Company and Target1.

         SECTION 5.1   Corporate.

         (a) Organization. Parent and the Subsidiary are corporations duly organized, validly existing and in good standing under the laws of the State of Delaware and Georgia, respectively.

         (b) Corporate Power. Parent and the Subsidiary have all requisite corporate power and authority to own, operate and lease their respective properties and to carry on their respective business as and where such is now being conducted.

         (c) Qualification. Each of Parent and Subsidiary is qualified or otherwise authorized to do business in each jurisdiction where such qualification is required by law, except for jurisdictions with respect to which the failure to so qualify would not have a material adverse effect on the business and assets of either of Parent or Subsidiary (a "Parent Material Adverse Effect").

         (d) Authorization; Validity. The execution and delivery of this Agreement and the Ancillary Instruments to be executed and delivered by Parent and/or the Subsidiary and full performance hereunder and thereunder have been duly authorized by the Board of Directors and the sole shareholder of the Subsidiary. Except for the approval of the Board of Directors of Parent as contemplated herein, no other corporate act or proceeding on the part of Parent or the Subsidiary is necessary to authorize this Agreement or the Ancillary Instruments to be executed and delivered by Parent and/or the Subsidiary pursuant hereto or the consummation of the transactions contemplated hereby and thereby. This Agreement has been duly and validly executed and delivered by Parent and Subsidiary and is, and when executed and delivered the Ancillary Instruments to be executed and delivered by Parent or Subsidiary hereunder will be, the legal, valid and binding obligations of Parent or the Subsidiary, as the case may be, enforceable against Subsidiary or Parent, as the case may be, in accordance with their respective terms, except as such may be limited by bankruptcy, insolvency, reorganization or other laws affecting creditors' rights generally and by general equitable principles.

         SECTION 5.2 No Violation. Neither the execution and delivery of this Agreement or the Ancillary Instruments nor the consummation by Parent and Subsidiary of the transactions contemplated hereby and thereby (a) will violate any statute or law or any rule, regulation, order, writ, injunction or decree of any court or governmental authority, (b) will require any material authorization, consent, approval, exemption, or other action by or notice to any court, administrative or governmental agency, instrumentality, commission, authority, board or body, (c) will violate or conflict with, or constitute a default (or an event which, with notice or lapse of time, or both, would constitute a default) under, or will result in the termination of, or accelerate the performance required by, any term or provision of the articles or certificate of incorporation or bylaws of Parent or Subsidiary or of any contract, lease, commitment, understanding, arrangement, agreement, or restriction of any kind or character to which either Parent or Subsidiary is a party, or by which Parent or Subsidiary may be subject, bound or affected.

         SECTION 5.3   Exchange Act Reports; Financial Statements.

         (a) Exchange Act Reports. Since February 1, 1995, Parent has timely filed all reports and other documents required to be filed by it with the United States Securities and Exchange Commission (the "SEC") under each of the Securities Act and the Exchange Act and the respective rules and regulations thereunder, including but not limited to proxy statements and reports on Form 10-K, Form 10-Q and Form 8-K (collectively, the "Parent SEC Reports"). As of the respective dates they were filed with the SEC, the Parent SEC Reports, including all documents incorporated by reference into such reports, complied in all material respects with the rules and regulations of the SEC and did not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading.

         (b) Parent Financial Statements. The financial statements (the "Parent Financial Statements") of Parent included in the Parent SEC Reports, as of the dates thereof and for the periods covered thereby, present fairly, in all material respects, the financial position, results of operations, and cash flows of Parent (subject, in the case of unaudited statements, to normal recurring year-end audit adjustments which were not and are not expected, individually or in the aggregate, to have a Parent Material Adverse Effect). Any supporting schedules included in the Parent SEC Reports present fairly, in all material respects, the information required to be stated therein. Such Parent Financial Statements and supporting schedules were prepared: (A) in accordance with the requirements of Regulation S-X promulgated by the SEC; and (B) except as otherwise noted in the Parent SEC Reports, in conformity with GAAP. Other than as disclosed by the Parent Financial Statements included in the Parent SEC Reports, Parent does not have any liabilities, commitments or obligations of any nature whatsoever, whether accrued, contingent or otherwise that would be required to be reflected on, or reserved against in, a balance sheet or in notes thereto, prepared in accordance with GAAP, other than liabilities, commitments or obligations incurred since January 31, 1998, in the ordinary course of business that would not, individually or in the aggregate, have a Parent Material Adverse Effect.

         SECTION 5.4 Absence of Material Adverse Changes. Except as disclosed in the Parent SEC Reports, since January 31, 1998, Parent has conducted its businesses only in the ordinary and usual course and in a manner consistent with past practices, and (a) there has not been any occurrence that would result in a Parent Material Adverse Effect, and (b) there has not been any event that would reasonably be expected to prevent or materially delay the performance of Parent's or Subsidiary's material obligations pursuant to this Agreement and the consummation of the Merger by Parent or Subsidiary.

         SECTION 5.5   Compliance with Laws.

         (a) Compliance. Each of Parent and Subsidiary is in compliance with all Laws, including but not limited to those applicable to discrimination in employment, the Americans with Disabilities Act, occupational safety and health, trade practices, competition and pricing, product warranties, zoning, building and sanitation, employment, retirement and labor relations, product advertising and the Environmental Laws, except for noncompliance which would not have a Parent Material Adverse Effect.

         (b) Licenses and Permits. Parent and Subsidiary have all licenses, permits, approvals, authorizations, and consents of all governmental and regulatory authorities and all certification organizations required to be held by each of them, except where failure to obtain such licenses and permits would not have a Parent Material Adverse Effect. All such licenses, permits, approvals, authorizations and consents are in full force and effect and will not be affected or made subject to loss, limitation, or any obligation to reapply as a result of the transactions contemplated hereby. Parent and Subsidiary are and have been in compliance with all such permits and licenses, approvals, authorizations and consents applicable to each of them, except for noncompliance which would not have a Parent Material Adverse Effect.

         SECTION 5.6 No Litigation. Except as set forth in the Parent SEC Reports, there is no material action, suit, arbitration proceeding, investigation, or inquiry, pending before any court, arbitrator or federal, state, foreign, municipal or other governmental department, commission, board, bureau, agency or instrumentality or threatened against Parent or Subsidiary or their respective directors (in such capacity), business or assets, nor does Parent or Subsidiary know, or have grounds to know, of any basis for such proceedings, investigations or inquiries.

         SECTION 5.7 Capital Stock. The authorized capital stock of Parent consists of 25,000,000 shares of Common Stock, .001 par value per share, of which 16,079,677 shares were issued and outstanding as of June 22, 1998. The authorized capital stock of Subsidiary consists of one hundred (100) shares of Common Stock, .001 par value per share, of which ten (10) shares are issued and outstanding. The shares of Parent Common Stock, as Merger Consideration pursuant to this Agreement, when issued, (a) will be duly authorized and validly issued in accordance with the Delaware General Corporation Law and the certificate of incorporation and by-laws of Parent and (b) will be fully paid and nonassessable. None of the shares of Parent Common Stock to be issued as Merger Consideration pursuant to this Agreement will, when issued, be issued in breach or violation of any applicable statutory or contractual preemptive rights or any contractual rights of any kind (including any rights of first offer or refusal) of any person or entity or the rules and regulations of the Securities Act or any blue sky laws.

         SECTION 5.8 Opinion of Financial Advisor. Robinson Humphrey has delivered to the Board of Directors of Parent its oral opinion to the effect that the Merger Consideration to be paid to the Company is fair to the shareholders of Parent from a financial point of view.

         SECTION 5.9 No Brokers or Finders. Neither Parent nor the Subsidiary nor any of their respective directors, officers, shareholders, employees or agents has retained, employed or used any broker or finder in connection with the transaction provided for herein or in connection with the negotiation thereof.

         SECTION 5.10 Disclosure. No representation or warranty by Parent or the Subsidiary in this Agreement, nor any statement, certificate, schedule or exhibit hereto furnished or to be furnished by or on behalf of Parent or the Subsidiary pursuant to this Agreement, nor any document or certificate delivered to the Company or Target1 pursuant to this Agreement or in connection with transactions contemplated hereby, contains or shall contain any untrue statement of material fact or omits or shall omit a material fact necessary to make the statements contained therein not misleading. All statements or information contained in any certificate, instrument, schedule or document by or on behalf of Parent or Subsidiary shall be deemed representations and warranties of Parent and Subsidiary.

                                   ARTICLE VI

                                    Covenants

         SECTION 6.1 Access to Information and Records. During the period prior to the Effective Time, the Company and each Target shall give Parent and the Subsidiary, and their counsel, accountants and other representatives (a) access during normal business hours to all of the properties, books, records, contracts and documents of each Target for the purpose of such inspection, investigation and testing of the business of each Target as Parent and the Subsidiary deem appropriate (and the Company and each Target shall furnish or cause to be furnished to the Subsidiary or Parent and their representatives all information with respect to the business of each Target as Parent or the Subsidiary may request); (b) access to employees, agents and representatives for the purposes of such meetings and communications as Parent or the Subsidiary reasonably desires; and (c) access to vendors, customers, manufacturers of machinery and equipment of each Target, and others having business dealings with it.

         SECTION 6.2 Conduct of Business Pending the Merger. From the date hereof until the Effective Time, except as contemplated in Section 6.13 and except as otherwise approved in writing by Parent, the Company and each Target covenant and agree as follows:

         (a) No Changes. Each Target will carry on the its business diligently and in the same manner as heretofore and will not make or institute any changes in its methods of purchase, sale, management, accounting or operation.

         (b) Maintain Organization. Each Target will use its best efforts to maintain, preserve, renew and keep in favor and effect its existence, rights and franchises and will use its best efforts to preserve its business organization intact, to keep available to it the present officers and employees, and to preserve its present relationships with suppliers and customers and others having business relationships with it.

         (c) No Breach. The Company will not intentionally do or omit any act, or permit any omission to act, which Company is aware or reasonably should be aware will be likely to cause a breach of any material contract, commitment or obligation, or any breach of any representation, warranty, covenant or agreement made by the Company or any Target herein or made pursuant hereto which will have a Material Adverse Effect.

         (d) No Distributions, Other Actions. Except as otherwise contemplated by this Agreement, the Company will not do or omit any act, or permit any omission to act, which would have required disclosure pursuant to Schedule 4.7 had it occurred after the date of the Financial Statements and prior to the date of this Agreement.

         (e) No Material Contracts. No Target will enter into any contract or commitment or make any purchase of materials, inventory or supplies and no sale of assets (real, personal, or mixed, tangible or intangible) will be made, except contracts, commitments, purchases or sales which (i) are (A) contracts or commitments for the purchase of, and purchases of, materials, inventory and supplies made in the ordinary course of business and consistent with past practice, (B) contracts or commitments for the sale of, and sales of, product or inventory in the ordinary course of business and consistent with past practice, or (C) other contracts, commitments, purchases or sales in the ordinary course of business and consistent with past practice, (ii) are otherwise contemplated by this Agreement, or (iii) are not material to the business of such Target (individually or in the aggregate).

         (f) Maintenance of Insurance. The Company shall maintain all of the insurance in effect as of the date hereof with respect to each Target.

         (g) Maintenance of Property. Each Target shall use, operate, maintain and repair all of its property in a normal business manner consistent with past practice.

         (h) Interim Financials. Each Target will provide Parent and the Subsidiary with interim monthly financial statements and other management reports as and when they are available.

         (i) Purchase of Parent Common Stock. Neither the Company, any Target nor any of their respective subsidiaries or affiliates will, directly or indirectly, purchase any shares of Parent Common Stock prior to the Closing.

         (j)   No Solicitation; Transaction Moratorium.

               (i) From and after the date of this Agreement until the Effective Time, neither the Company nor any Target shall authorize or permit any officer, director, employee, affiliate, investment banker, financial advisor, attorney, accountant or other agent or representative (each, a "Representative") retained by or acting for or on behalf of such entity to, directly or indirectly, (A) initiate, solicit or cooperate with the submission of any inquiries, proposals or offers by any person, entity or group (other than Parent, the Subsidiary or their Representatives) (a "Potential Acquiror") relating to any Acquisition Proposal (as hereinafter defined) or (B) participate in any discussions or negotiations with, or disclose any non-public information concerning any Target, to afford any access to the properties, book or records of the Company (with respect to any Target) or any Target or otherwise assist facilitate or cooperate with, or enter into any agreement or understanding with any Potential Acquiror; provided, however, that the Company may engage in discussions or negotiations with a Potential Acquiror, and following receipt of an Acquisition Proposal, the Company may disclose to the Company's shareholders such discussions or negotiations or otherwise make disclosure to its shareholders concerning the Acquisition Proposal, but, in each case, only to the extent that the Board of Directors of the Company shall conclude in good faith on the basis of written advice from counsel that such action is necessary or appropriate in order for such Board of Directors to act in a manner which is consistent with its fiduciary obligations under applicable law. The Company will immediately cease and cause to be terminated any existing activities, discussions or negotiations with any parties conducted heretofore with respect to any Acquisition Transaction. As used in this Section 6.2(j), "Acquisition Proposal" means any proposal relating to any purchase of stock or assets, merger, consolidation or other business combination involving any Target, whether for cash, securities or any other consideration (or combination thereof) other than pursuant to the transactions contemplated by this Agreement.

                  (ii) If at any time the Company or any Representative of the Company provides a Significant Response (as defined below) to any inquiry or solicitation by a Potential Acquiror, the Company shall immediately deliver to Parent a written notice advising Parent of the fact that such Significant Response has been given. As a consequence of the delivery of such notice all duties and obligations of Parent hereunder shall be suspended during the Transaction Moratorium Period. As used herein, "Transaction Moratorium Period" means a period beginning on the date of such notice and ending on the date of Parent's receipt of a written notice signed by the Chairman or the President of the Company certifying that all discussions and contacts between the Company and its Representatives, on one hand, and the Potential Acquiror to whom the Company had provided a Significant Response and any Representatives or Affiliates thereof, on the other, have ended and are not expected to resume. In the event that a Transaction Moratorium Period continues for a period in excess of thirty (30) days, Parent may, at any time prior to its receipt of a notice terminating such Transaction Moratorium Period, terminate this Agreement. If the Company delivers a notice of Significant Response, each of the dates set forth herein as relating to or affecting a date by which Parent is required to perform duties and obligations hereunder shall in each case be extended on a day-for-day basis for each day in any Transaction Moratorium Period. As used herein, "Significant Response" means any action by the Company or any Representative of the Company in response to an inquiry, solicitation or request for documents or other information received by the Company from a Potential Acquiror other than participation by the Company in a preliminary discussion or discussions with such Potential Acquiror or any Representative thereof and shall include, without limitation, (i) any action by the Company or any of its Representatives to provide a Potential Acquiror information regarding any Target other than publicly available information, (ii) any execution by the Company and a Potential Acquiror of a confidentiality agreement relating to information about any Target and
         (iii) any participation by the Company or any Representative of the Company in substantive discussions regarding the terms and conditions of an Acquisition Proposal or regarding a term sheet or similar document relating to an Acquisition Proposal.

         SECTION 6.3 Consents. (a) Each Target and the Company shall, prior to Closing, obtain, at their sole cost and expense, all material consents necessary for the consummation by the Company and each Target of the transactions contemplated hereby.

         (b) The Parent and the Subsidiary shall, prior to Closing, obtain, at their sole cost and expense, all consents necessary for the consummation by the Parent and the Subsidiary of the transactions contemplated hereby.

         (c) Notwithstanding Section 6.3(a) and (b), the parties agree that to the extent consents are required but are not obtained with respect to any Real Property Lease, the Company will indemnify Parent as provided in Section 7.2(b) below.

         SECTION 6.4 Other Action. Each of the Company, each Target, the Parent and the Subsidiary shall use their reasonable efforts to cause the fulfillment at the earliest practicable date of all of the conditions to consummate the transactions contemplated in this Agreement.

         SECTION 6.5 Real Property Matters. Prior to the Effective Time, the Company and each Target shall grant access to each of each Target's files with respect to Real Property or Real Property Leases, including without limitation all existing environmental reports, title insurance policies, surveys, consents, estoppels, certificates of occupancy, and similar documents.

         SECTION 6.6 Release of Liens and Repayment of Loans. Prior to or simultaneously with the Effective Time, the Company and each Target shall cause all Liens for borrowed money not reflected on the Financial Statements to be terminated and released.

         SECTION 6.7 Hart-Scott-Rodino. As soon as possible and in any event within seven (7) days after the execution of this Agreement, the parties shall file or caused to be filed the notification in report form with respect to the transactions contemplated by this Agreement under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, and the rules and regulations promulgated thereunder (the "HSR Act") and shall respond promptly to requests to file such additional information and documentary materials as may be requested pursuant to the HSR Act sufficiently in advance of the Closing Date to allow the period specified by the HSR Act and any extensions thereof to expire prior to the Closing Date. Parent shall pay any applicable filing fees with respect to its filing and the Company shall pay any applicable filing fees with respect to its filing, if any.

         SECTION 6.8 Duty to Notify. From the date hereof until the Effective Time, the Company and each Target shall have a continuing obligation to notify Parent and the Subsidiary in writing with respect to any matter hereafter arising or discovered which, if existing or known at the date of this Agreement, would have been required to be set forth or described in the Schedules, but no such disclosure shall cure any breach of any representation or warranty which was known by the Company or such Target to be inaccurate when made. Such notification shall be made promptly if the matter to be disclosed is or could be material to the business of any Target in any respect. Otherwise, notification shall be provided on the last day of each calendar month and not later than three (3) days prior to the Closing Date. The delivery of any information pursuant to this Section 6.8 shall not constitute a waiver by Parent or the Subsidiary of its right to indemnification under Article VII. If any fact, circumstance or development so disclosed requires any change in the Schedules, or if any such fact, circumstance or development would require such a change assuming the Schedules were dated as of the date of the occurrence, existence or discovery of such fact, circumstance or development, then the Company and Target shall promptly deliver to Parent and the Subsidiary a modification to the Schedules specifying such change (the "Modified Schedules"). Notwithstanding the delivery or acceptance of Modified Schedules, the Company and Target shall be obligated to indemnify Parent and Subsidiary to the extent the schedules, without modification, constitute a breach of any representation, warranty or covenant of Company and Target, but Parent shall not be entitled to terminate this Agreement as a result of such breach.

         SECTION 6.9 Tax Matters.

         (a) Tax Sharing Agreements. Any tax sharing agreement between the Company and any Target shall be terminated as of the Effective Time and will have no further effect for any taxable year (whether the current year, a future year, or a past year).

         (b) Taxes of Other Persons. The Company agrees to indemnify Parent from and against any Loss Parent or the Surviving Corporation may suffer resulting from, arising out of, relating to, in the nature of, or caused by any liability of any Target for Taxes of any person other than such Target under Reg. ss.1.1502-6 (or any similar provision of state, local or foreign law), as a transferee or successor, by contract, or otherwise.

         (c) Consolidated Federal Income Returns for Periods Through the Effective Time. The Company will include the income of Target1 and Target Subs (including any deferred income triggered into income by Reg. ss.1.1502-13 and Reg. ss.1.1502-14 and any excess loss accounts taken into income under Reg. ss.1.1502-19) on the consolidated federal income Tax Returns of the Company for all periods through the Effective Time and pay any federal income Taxes attributable to such income. Each Target will furnish Tax information to the Company for inclusion in the Company's federal consolidated income Tax Return for the period which includes the Effective Time in accordance with such Target's past custom and practice. The Company will allow the Parent an opportunity to review and comment upon such Tax Returns (including any amended returns) to the extent that they relate to any Target. The Company will take no position on such returns that relate to any Target that would adversely affect such Target after the Effective Time. The income of each Target will be apportioned to the period up to and including the Effective Time and the period after the Effective Time by closing the books of such Target as of the Effective Time.

         (d) Tax Periods Ending on or Before the Effective Time. Parent shall prepare or cause to be prepared and file or cause to be filed all Tax Returns for each Target for all periods ending on or prior to the Effective Time which are filed after the Effective Time (other than income Tax Returns with respect to periods for which a consolidated, unitary or combined income Tax Return of the Company will include the operations of such Target). Parent shall permit the Company to review and comment on each such Tax Return described in the preceding sentence prior to filing.

The Company shall reimburse Parent for Taxes of each Target with respect to such periods within fifteen (15) days after payment by Parent or a Target of such Taxes to the extent such Taxes are not reflected in the reserve for Tax liability (rather than any reserve for deferred Taxes established to reflect timing differences between book and Tax income) shown on the face of the Post-Closing Report.

         (e) Tax Periods Beginning Before and Ending After the Effective Time. Parent shall prepare or cause to be prepared and file or cause to be filed any Tax Returns of each Target for Tax periods which begin before the Effective Time and end after the Effective Time. The Company shall pay to Parent within fifteen
(15) days after the date on which Taxes are paid with respect to such periods an amount equal to the portion of such Taxes which relates to the portion of such taxable period ending on the Effective Time to the extent such Taxes are not reflected in the reserve for Tax liability (rather than any reserve for deferred Taxes established to reflect timing differences between book and Tax income) shown on the face of the Post-Closing Report. For purposes of this Section, in the case of any Taxes that are payable for a taxable period that includes (but does not end on) the Effective Time, the portion of such Tax which relates to the portion of such taxable period ending on the Effective Time shall (x) in the case of any Taxes other than Taxes based upon or related to income or receipts, be deemed to be the amount of such Tax for the entire taxable period multiplied by a fraction the numerator of which is the number of days in the taxable period ending on the Effective Time and the denominator of which is the number of days in the entire taxable period, and (y) in the case of any Tax based upon or related to income or receipts be deemed equal to the amount which would be payable if the relevant taxable period ended on the Effective Time. All determinations necessary to give effect to the foregoing allocations shall be made in a manner consistent with prior practice of each Target.

         (f) Cooperation on Tax Matters. Parent, each Target and the Company shall cooperate fully, as and to the extent reasonably requested by the other party, in connection with the filing of Tax Returns pursuant to this Section 6.9 and any audit, litigation or other proceeding with respect to Taxes. Such cooperation shall include the retention and (upon the other party's request) the provision of records and information which are reasonably relevant to any such audit, litigation or other proceeding and making employees available on a mutually convenient basis to provide additional information and explanation of any material provided hereunder. Each Target and the Company agree (i) to retain all books and records with respect to Tax matters pertinent to each Target relating to any taxable period beginning before the Effective Time until the expiration of the statute of limitations (and, to the extent notified by Parent or the Company, any extensions thereof) of the respective taxable periods, and to abide by all record retention agreements entered into with any taxing authority, and (ii) to give the other party reasonable written notice prior to transferring, destroying or discarding any such books and records and, if the other party so requests, each Target or the Company, as the case may be, shall allow the other party to take possession of such books and records. Any refund of Taxes received by Parent or any Target which relates to any Tax paid by the Company or Target with respect to any taxable period or portion thereof ending on or before the Effective Time shall promptly be paid to the Company, but only to the extent such refund is not attributable to a carryback of any losses that arose during a taxable period or portion thereof beginning after the Effective Time.

         (g) Section 338(h)(10) Election. At the request of either the Company or the Parent, the Company and the Parent will cooperate with each other in making an election under Section 338(h)(10) of the Code (and any corresponding elections under state, local, or foreign tax law) (collectively a "Section 338(h)(10) Election") with respect to the purchase and sale of the stock of Target1 hereunder and the deemed sale of stock of any of the Target Subs. The Company will pay any Tax attributable to the making of the Section 338(h)(10) Election and will indemnify the Parent and Target 1 (as Surviving Corporation) against any Loss arising out of any failure to pay such Tax. The Company will also pay any state or local Tax (and indemnify the Parent and Target1 (as the Surviving Corporation) against any Loss arising out of any failure to pay such
Tax) incurred if any state or local tax jurisdiction (i) does not recognize a
Section 338(h)(10) Election or (ii) does not apply its provisions corresponding to a Section 338(h)(10) Election with respect to the purchase and sale of the stock of Target1 hereunder and the deemed sale of stock of any of the Target Subs.

         (h) Allocation of Purchase Price. The parties hereto agree that the Merger Consideration and the liabilities of Target (plus other relevant items) will be allocated to the assets of Target for all purposes (including Tax and financial accounting purposes) in a manner consistent with the fair market values set forth in the Post-Closing Report. The Parent, Target1 (as the Surviving Corporation) and the Company will file all Tax Returns (including amended returns and claims for refund) and information reports in a manner consistent with such values.

         SECTION 6.10 Administrative Services Agreement. At the election of Parent, in its sole discretion, the Company will enter into an Administrative Services Agreement with Parent related to the provision of certain services previously provided by the Company to each Target on terms based on allocations/expenses for a period of no more than two (2) years and on such other terms as are mutually agreeable to Parent and the Company.

         SECTION 6.11 California and Pennsylvania Leases. The Company hereby agrees to close all retail stores doing business as "Shaw Carpet Showplace" within ninety (90) days of the Effective Time and to pay all costs and expenses incurred in connection with such store closings. On the request of Parent, the Company agrees to assign the lease or sublease the premises related to such stores to such franchisees of Parent as Parent may request, on such terms and conditions as may be negotiated between the Company and such franchisees of Parent.

         SECTION 6.12 Retirement Plans. (a) The parties agree that prior to the Closing, the Company will transfer sponsorship of all tax-qualified retirement plans maintained by any Target (the "Plans") to another member of the same controlled group of corporations as the Company and that the Surviving Corporation is not assuming sponsorship of the Plans in connection with the Merger. The Company further agrees to amend the Plans to provide that, in connection with the Merger, the employees of any Target who are employed by the Surviving Corporation or an affiliate of the Surviving Corporation immediately after closing (the "Affected Employees") will be entitled to receive lump sum distributions for so long as permitted pursuant to Section 401(k)(10) of the Code.

         (b) The Company will cause the Affected Employees to become 100% vested in all of their accounts under the Plans even if they have not completed five full years of vesting service under the Plans. The parties agree that the funds necessary to distribute 100% of the Affected Employees' accounts under the Plans will come solely from the Affected Employees' accounts in the Plan and shall not require any contribution by the Surviving Corporation to the Company or the Plans.

         (c) Parent and Subsidiary agree that, as to the Affected Employees who elect a "direct rollover" of "eligible rollover distributions" (within the meaning of such terms under the Code) to the extent consisting of cash and/or Plans loans that are not in default but are in compliance with the requirements of Code Section 72(p), the Surviving Corporation will accept such rollovers to the tax-qualified defined contribution plan of the Surviving Corporation or an affiliate of the Surviving Corporation, in which such Affected Employees are, or will be after any applicable waiting period, eligible to participate; provided, however, that Parent may require reasonable evidence that the distributing plan is qualified under Section 401(a) of the Code as a condition precedent to accepting any such rollover.

         SECTION 6.13 Obtaining Title to Retail Assets. From the date hereof until the Effective Time, the Company and Target shall take all such actions as may be necessary (including, without limitation, transferring assets of a Target to other entities or merging entities with and into a Target) to cause Target to have ownership of only the retail stores (and store-based related assets) set forth on Schedule 6.13. The parties acknowledge and agree that the Financial Statements are not an accurate reflection of the historical performance of Target taken as a whole inasmuch as Target has closed numerous stores during the periods covered by the Financial Statements, and any financial information relating from such closed stores has been intentionally omitted from the Financial Statements.

         SECTION 6.14 Shaw Name. Parent hereby agrees to change the name of any Target Sub whose name contains the word "Shaw" and thereby to delete such word, within thirty (30) days of the Effective Time.

         SECTION 6.15. Collection of Accounts Receivable. From and after the Closing Date, Parent shall cause Target to use, and Target shall use, commercially reasonable efforts to collect all the accounts receivable of the Target as of the Effective Date as reflected in the final Post-Closing Report (the "Accounts Receivable"); provided, however, that Target may elect, but shall have no obligation, to retain third parties or institute litigation to collect the same. Within thirty (30) days after the expiration of the first anniversary of the Effective Date, Parent shall cause Target to prepare, and Target shall prepare and deliver to Company a report which lists (i) the Accounts Receivable which remain uncollected as of the first anniversary of the Effective Date, (ii) provides a summary of the expenses, if any, reasonably incurred with respect to the collection of the Accounts Receivable, and (iii) sets forth a calculation of the "Collected A/R Amount" (which is defined as the sum of the Accounts Receivable collected less the reasonable collection expenses incurred), and the shortfall, if any, between the sum of the Accounts Receivable (net of the reserves for doubtful accounts indicated on the final Post-Closing Balance Sheet) and the Collected A/R Amount. Within ten (10) days after said report is delivered to Company, Company shall pay to Parent (or the applicable Target, at Parent's request), any shortfall indicated on such report. As to all Accounts Receivable or portions of Accounts Receivable which remain uncollected as of the first anniversary of the Effective Date, following receipt by Parent (or Target as the case may be) from Company of any payment due Parent (or Target as the case may be) with respect to such uncollected Accounts Receivable, Target shall execute, and Parent shall cause Target to execute, upon request, such documents of reassignment or other consents or authorizations as are necessary or convenient to transfer the uncollected Accounts Receivable which existed as of the Effective Time or portions thereof to the Company and to facilitate the enforcement of the reassigned obligations by Company in its own name and right.


                                   ARTICLE VII

           Survival of Representations and Warranties; Indemnification

         SECTION 7.1 Survival of Representations and Warranties. All of the representations and warranties contained in this Agreement shall survive the Closing for a period of three (3) years following the Closing Date, except (i) for the representations and warranties of the Company and the Target relating to tax matters, matters relating to the Target Common Stock, including, without limitation, title thereto, or ERISA matters which shall survive for ninety (90) days after the lapse of the applicable statute of limitation with respect to such matter and indefinitely in the case of matters related to the Target Common Stock, and (ii) that any representations or warranties that would otherwise terminate pursuant to the terms of this Section 7.1 will continue to survive if a notice of claim shall have been timely given under this Article VII on or prior to such termination date, until the related claim for indemnification has been satisfied or otherwise resolved in accordance with this Article VII.

         SECTION 7.2 Indemnity Agreement of the Company. Subject to the terms and conditions of Section 7.7 below, the Company shall defend, indemnify and hold harmless Parent, the Subsidiary, the Surviving Corporation, each Target and each of their respective successors and permitted assigns (and their respective directors, officers, employees, agents and affiliates) from and against any and all direct or indirect requests, demands, claims, payments, defenses, obligations, recoveries, deficiencies, fines, penalties, interest, assessments, actions, liens, causes of action, suits, proceedings, judgments, losses, damages (including punitive, exemplary or consequential damages, and including, but not limited to, lost income and profits and interruptions of business), liabilities, costs and expenses of any kind or nature (including, but not limited to, interest, penalties and reasonable attorneys' fees and expenses, attorneys' fees and expenses necessary to enforce their rights to indemnification hereunder, and consultants' fees and other costs of defending or investigating any claim hereunder, whether or not resulting in any liability), and interest on any amount payable as a result of the foregoing, whether accrued, absolute, contingent, known, unknown, or otherwise (collectively, the "Losses"), including, without limitation, any event of any kind or nature whatsoever which diminishes the value of a Target as measured immediately prior to the occurrence of such event as of the Effective Time or thereafter asserted against, imposed upon or incurred by Parent, the Subsidiary, the Surviving Corporation, a Target or any of their respective successors or permitted assigns or any of their respective directors, officers, employees, agents or affiliates based upon, awarded or asserted against in respect of:

         (a) (i) any breach of any representation or warranty or nonfulfillment of any covenant or agreement on the part of the Company or a Target contained in this Agreement, or (ii) any misrepresentation in or omission from or nonfulfillment of any covenant on the part of the Company or a Target contained in any other agreement, certificate or other instrument furnished or to be furnished to Parent or the Subsidiary by the Company or a Target pursuant to this Agreement; provided, however, that for purposes of this provision any qualification of such representations and warranties by reference to the "materiality" of matters stated therein or words of similar effect, shall be disregarded in determining any breach thereof; or

         (b) The failure of the Company or the Target to obtain, prior to the Effective Time, all consents, approvals and waivers of lessors, landlords, suppliers and other third parties as may be necessary to permit the transactions contemplated by this Agreement; or

         (c) Any period or periods of operation of the Company or any Target or any of their respective affiliates ending prior to the Effective Time and which involve any claims against Parent, Subsidiary, Surviving Corporation, a Target or any of their respective affiliates or any of their respective assets or properties relating to actions or inactions of a Target or Company or any predecessor in interest or any of their respective affiliates or any officers, directors, employees, representatives, contractors or agents of Company or a Target or any predecessor in interest or any one or more of their respective affiliates prior to the Effective Time, or the operation of the business of the Company, a Target or any of their respective affiliates prior to the Effective Time unless but only to the extent such liability is reflected on the final Post-Closing Report; including, without limitation, Losses with respect to: (i) a breach by the Company or a Target or any predecessor in interest or any affiliate at or prior to the Effective Time, or as a consequence of the Closing, of any provision of any contract or agreement to which a Target or any predecessor in interest is a party or which binds a Target or any of its assets or properties; (ii) any violation of any laws (federal, state, local or otherwise) by the Company or a Target or any predecessor in interest or any affiliate prior to the Effective Time; (iii) any litigation pending or threatened against the Company, a Target, a predecessor in interest or any of their respective affiliates at or prior to the Effective Time whether or not disclosed to Parent at or prior to Closing; (iv) the actual or alleged negligence or wilful misconduct of the Company, a Target, a predecessor in interest or any of their respective affiliates or any of their respective officers, directors, employees, representatives, contractors or agents, resulting in any actual or alleged damage or injury (including death), provided such negligence or misconduct occurred or was alleged to have occurred prior to the Effective Time; (v) claims under the workers' compensation laws of any state or other jurisdiction that relate to activities occurring prior to the Effective Time; (vi) claims by or on behalf of present or former employees including claims in respect of severance pay or benefits or termination pay or benefits and similar obligations relating to the termination of any employee's employment or the refusal to hire such individual in each case prior to the Effective Time;
(vii) any product or service warranty claim, product liability claim or other claim respecting the products or services sold prior to the Effective Time;
(viii) any
liabilities, obligations or accrued or contingent benefits under any "employee welfare benefit plan" or "employee pension benefit plan", as such terms are defined by ERISA, maintained by Company, a Target, a predecessor in interest or any of their respective affiliates prior to the Effective Time including any health, dental, major medical, hospitalization, or other similar plan or benefit, including severance rights and benefits provided by the Company, a Target or a predecessor in interest or any one or more of their respective affiliates to any of their respective employees; (ix) for costs incurred, whether or not then due, for utilities services rendered or furnished to Company, a Target or a predecessor in interest or any respective affiliate, including without limitation all water, gas and sewage treatment services in each case prior to the Effective Time; (x) obligations owed to Company or its affiliates or their respective officers, directors, employees, representatives, contractors or agents prior to the Effective Time or as a consequence of the Closing; (xi) accounts payable incurred or accrued prior to the Effective Time (except for those reflected in the final Post-Closing Report); (xii) any Taxes resulting from or in any way connected with operations prior to the Effective Time including any Taxes resulting from or in any way connected with the transactions contemplated by this Agreement (but excluding Taxes reflected in the final Post-Closing Report); or (xiii) any asset or property that was disposed of by the Company or a Target prior to the Effective Time, specifically including, without limitation, stores that were closed prior to the Effective Time and their related lease obligations; or

         (d) without limiting the generality of any of the aforementioned matters: any Hazardous Materials existing at or prior to the Effective Time on, in, under or affecting, or originating from, all or any portion of a Target's or any predecessor's in interest present or former assets or properties or any surrounding areas or any other property now or previously used, owned by or under the control of a Target or any predecessors in interest that results in actual liability on the part of the Surviving Corporation or its successors or assigns, regardless of whether or not presently known or caused by or within the control of a Target, Company or any affiliate or any predecessors in interest; the violation of or noncompliance with any Environmental Laws or common laws relating to or affecting a Target or any predecessors in interest or its present or former business or assets or properties that results in liability on the part of the Surviving Corporation or its successors or assigns, whether or not presently known or caused by or within the control of a Target, the Company or any affiliate or any predecessors in interest to the extent the violation or noncompliance relates to acts or events occurring at or prior to the Effective Time or state of affairs or circumstances existing at or prior to the Effective Time, or the assertion by Company of any defense of its obligations hereunder whether any of such matters arise before or after the Closing. The parties hereto expressly agree that indemnification hereunder shall include, without limitation: (A) the costs of removal of any and all Hazardous Materials from all or any portion of any of the Surviving Corporation's or a Target's or any predecessor's in interest current or former assets or properties or any surrounding areas or properties or assets used in connection with its or their respective businesses or any properties contaminated with Hazardous Materials or emissions originating from any of the foregoing properties, (B) additional costs required to take prudent precautions to protect against the discharge, spillage, emission, leakage, seepage or Release of Hazardous Materials on, in, under or affecting the Surviving Corporation's or a Target's or any predecessor's in interest current or former assets or properties or any assets or properties used in connection with its or their respective businesses, or any properties contaminated with Hazardous Materials or emissions originating from any of the foregoing properties, or into the air, any body of water, any other public domain or any surrounding areas, (C) costs incurred to comply with or prevent violations or further violations of the Environmental Laws in connection with all or any portion of the Surviving Corporation's or a Target's or any predecessor's in interest current or former business or assets or properties or any surrounding areas or properties or assets used in connection with its or their respective businesses or any properties contaminated with Hazardous Materials or emissions originating from any of the foregoing properties, and (D) all fines, penalties, and assessments, whether civil or criminal, arising out of the violation of any permit, condition or Environmental Law at or affecting the current or former businesses or assets or properties of the Surviving Corporation, a Target or any predecessors in interest or surrounding areas or properties or assets used in connection with its or their respective businesses or any properties contaminated with Hazardous Materials or emissions originating from any of the foregoing properties; or

         (e) The failure of Company to comply with Section 6.15 (entitled "Collection of Accounts Receivable").

         SECTION 7.3 Indemnity Agreement of Parent and the Subsidiary. Subject to the terms and conditions of Section 7.7 below, Parent and the Subsidiary, jointly and severally, shall defend, indemnify and hold harmless the Company and its successors and permitted assigns (and each of its directors, officers, employees, agents and affiliates) from and against any and all Losses after the Closing Date or thereafter asserted against, imposed upon or incurred by the Company or their successors or permitted assigns or any of the Company's directors, officers, employees, agents or affiliates based upon, awarded or asserted against in respect of:

         (a) any breach of any representation and warranty or non-fulfillment of any covenant or agreement on the part of Parent or the Subsidiary contained in this Agreement, or any misrepresentation in or omission from or non-fulfillment of any covenant on the part of Parent or the Subsidiary contained in any other agreement, certificate or other instrument furnished or to be furnished to the Company by Parent or the Subsidiary pursuant to this Agreement; or

         (b) any liability reflected in the final Post-Closing Report, but only to the extent so reflected; or

         (c) any period or periods of operation of any Target occurring after the Effective Time which involve any claims against Company or any of its affiliates or any of their respective assets or properties relating to actions or inactions of a Target or any officers, directors, employees, representatives, contractors or agents of a Target occurring after the Effective Time (including, without limitation, Losses Company or any of its affiliates incurs as a surety or guarantor as consequence or result of a breach by a Target, after the Effective Time, of any provision of any contract or agreement to which a Target or any successor or assign is a party or which binds a Target or any of its assets or properties), unless and to the extent such matter is the subject of a valid claim under Section 7.2 (or would be a valid claim but for the application of Section 7.1 or 7.7).

         SECTION 7.4   Third Party Claims.

         (a) If any of Parent, the Subsidiary, the Surviving Corporation, the Company or a Target becomes aware of or receives notice of any third party claim or the commencement of any third party action or proceeding with respect to which another party (the "Indemnitor") is obligated to provide indemnification pursuant to Article VII hereof, the party entitled to indemnification (the "Indemnitee") shall promptly give the Indemnitor notice thereof. Such notice shall not be a condition precedent to any liability of the Indemnitor under the provisions for indemnification contained in this Agreement, unless (and only to the extent that) failure to give such notice materially prejudices the rights of the Indemnitor with respect to such claims, actions, or proceedings. The Indemnitor may compromise or defend, at the Indemnitor's own expense, and by the Indemnitor's own counsel, any such matter involving the asserted liability of the Indemnitee; provided, however, that no compromise or settlement thereof may be effected by the Indemnitor without the Indemnitee's consent (which shall in any event not be unreasonably withheld) unless (i) there is no finding or admission of any violation of law by the Indemnitee or any violation of the rights of any person by the Indemnitee and no effect on any other claims that may be made against the Indemnitee, and (ii) the sole relief provided is monetary damages that are paid in full by the Indemnitor. If the Indemnitor elects not to compromise or defend such matter, then the Indemnitee, at the Indemnitor's expense and by the Indemnitee's own counsel, may defend such matter and may compromise or settle such matter or consent to the entry of a judgment with respect to such matter, on behalf of and for the account and risk of the Indemnitor, and the Indemnitor shall thereafter have no right to challenge the Indemnitee's defense, compromise, settlement or consent to judgment therein. In any event, the Indemnitee, the Indemnitor and the Indemnitor's counsel (and, if applicable, the Indemnitee's counsel) shall cooperate in the compromise of, or the defense against, any such asserted liability. If the Indemnitor chooses to defend any claim, the Indemnitee shall make available to the Indemnitor any books, records, or other documents within its control that are reasonably necessary or appropriate for such defense. The foregoing indemnity procedures with respect to third party claims shall not be construed as a limitation on any party's right to seek indemnification under Sections 7.2 and 7.3 for matters other than third party initiated claims or demands.

         (b) Anything in this Section 7.4 to the contrary notwithstanding, (i) if there is a reasonable probability that a claim may materially and adversely affect the Indemnitor other than as a result of money damages or other money payments, the Indemnitee shall have the right to defend, compromise or settle such claim at the Indemnitor's cost and expense, and (ii) the Indemnitor shall not, without the written consent of the Indemnitee, settle or compromise any claim or consent to the entry of any judgment which does not include as an unconditional term thereof the giving by the claimant or the plaintiff to the Indemnitee of a release from all liability in respect of such claim.

         SECTION 7.5 Payment. Subject to the terms and conditions of Section 7.7 below, the Indemnitor shall promptly pay the Indemnitee any amount due under this Article VII, which payment may be accomplished in whole or in part, at the sole option of the Indemnitor, by the Indemnitee setting off any amount owed to any Indemnitor by the Indemnitee. Upon judgment, determination, settlement or compromise of any third party claim, the Indemnitor shall pay promptly on behalf of the Indemnitee, and/or to the Indemnitee in reimbursement of any amount theretofore required to be paid by it, the amount so determined by judgment, determination, settlement or compromise and all other claims of the Indemnitee with respect thereto, unless in the case of a judgment an appeal is made from the judgment. If the Indemnitor desires to appeal from an adverse judgment, then the Indemnitor shall post and pay the cost of the security or bond to stay execution of the judgment pending appeal. Upon the payment in full by the Indemnitor of such amounts, the Indemnitor shall succeed to the rights of such Indemnitee, to the extent not waived in settlement, against the third party who made such third party claim.

         SECTION 7.6 No Waiver. The closing of the transactions contemplated by this Agreement shall not constitute a waiver by any party of its rights to indemnification hereunder, regardless of whether the party seeking indemnification has knowledge of the breach, violation or failure of condition constituting the basis of the claim for indemnification at or before the Closing, and regardless of whether such breach, violation or failure is deemed to be "material" for purposes of Section 9.1.

         SECTION 7.7 Limitations on Right of Indemnification.

         (a) No Indemnitee shall have any right to indemnification under this
Article VII unless and until the aggregate amount of any and all such indemnification claims made by Indemnitor exceeds $250,000, in the aggregate (the "Basket"), and shall only be applicable to the extent that Losses, in the aggregate, exceed the Basket; provided, however, the Basket shall not apply and the Indemnitee shall be entitled to reimbursement with respect to the first dollar of Losses with respect to breaches of the representations, warranties, covenants and agreements set forth in Sections 4.1, 6.6, 6.12 and 6.15 of this Agreement or indemnification claims arising out of Section 7.2(b) or 7.2(e).

         (b) Notwithstanding Section 7.7(a) and without regard to the Basket, with respect to any claim arising from a breach of Section 4.11 of this Agreement, the Indemnitee shall be entitled to indemnification with respect to any store and to the extent the Losses incurred with respect to such store exceed $25,000.00 in the aggregate.

         (c) The aggregate liability of the Company and the Target pursuant to
Article VII of this Agreement shall not exceed $50,000,000; provided, however, that the provisions of this Section 7.7(c) shall not apply to breaches of the representations and warranties set forth in Sections 4.1 and 6.6 of this Agreement, or for matters arising out of the intentional acts of the Company or the Target or for breaches of the covenants and agreements set forth herein or in any Ancillary Instrument or indemnification claims arising out of Section 7.2(b), all of which are without limitation as to the amount of liability.

         (d) Notwithstanding anything contained in this Article VII to the contrary, as between an Indemnitor and an Indemnitee, the Losses for which a party is indemnified shall exclude such Indemnitee's consequential damages (but such exclusion shall not extend to the consequential damages claimed by any third party under any third party claim that is subject to indemnification under this Article VII), except such consequential damage exclusion shall be limited to only fifty percent (50%) of the consequential damages that arises out of the failure to obtain any required consent to the transactions contemplated by the Agreement under the Real Estate Leases.

                                  ARTICLE VIII

                               Closing Conditions

         SECTION 8.1 Conditions Precedent to Obligations of Parent and the Subsidiary. The obligations of Parent and the Subsidiary to proceed with the transactions contemplated hereunder to be consummated at the Closing are subject, at the option of Parent or the Subsidiary, to the fulfillment of each and all of the following conditions at or prior to the Closing Date:

         (a) All documents and agreements required hereunder to be delivered to Parent or the Subsidiary at or before the Closing shall have been delivered, and all covenants, agreements and obligations required by the terms of this Agreement to be performed by the Company and each Target at or before the Closing shall have been performed in all material respects when due, and a certificate of the Company and Target dated the Closing Date, to the foregoing effects shall have been delivered to Parent of the Subsidiary at the Closing.

         (b) There shall have been delivered to Parent and the Subsidiary at the Closing a certified copy of the resolutions duly adopted by the board of directors of the Company and Target1 and the shareholder of Target1 authorizing and approving the execution and delivery by the Company and Target1 of this Agreement, and the consummation by the Company or Target1 of the transactions contemplated hereby.

         (c) All material consents, approvals or waivers of third parties required to be obtained by the Company or any Target for the consummation by the Company or such Target of the transactions contemplated by this Agreement shall have been duly obtained (with satisfactory written evidence thereof, in recordable form where necessary, to be furnished to Parent and the Subsidiary at the Closing).

         (d) No litigation to enjoin or restrain the consummation of the transactions contemplated hereby, nor governmental or administrative investigation of the affairs of any Target which could reasonably result in a Material Adverse Effect shall have been instituted and be continuing.

         (e) There shall have been delivered to Parent and the Subsidiary the signed opinion of Powell, Goldstein, Frazer & Murphy LLP, counsel to the Company and Target, dated the Closing Date, in form and substance reasonably acceptable to Parent.

         (f) Any and all permits and approvals from any governmental or regulatory body required for the lawful consummation of the Merger shall have been obtained.

         (g) The Company and each Target shall have delivered all such certified resolutions, certificates, documents or instruments with respect to such entity's corporate existence and authority as counsel to Parent and the Subsidiary may have reasonably requested prior to the Closing Date.

         (h) Parent and the Company shall have entered into a Shareholders' Agreement in substantially the form of Exhibit C attached hereto (the "Shareholders' Agreement").

         (i) The applicable waiting period under the HSR Act shall have expired or have been terminated.

         (j) All material actions and proceedings required hereunder shall have been taken and all material documents and other papers required to be delivered by the Company and Target hereunder or in connection with the consummation of the transactions contemplated hereby and all other related matters shall have been delivered.

         SECTION 8.2 Conditions Precedent to Obligations of the Company and Target. The obligations of the Company and Target to proceed with the transactions to be consummated hereunder at the Closing, shall be subject, at the option of the Company and Target to the fulfillment of each and all of the following conditions at or prior to the Closing Date:

         (a) All documents and agreements required hereunder to be delivered to the Company and Target at or before the Closing shall have been delivered, and all covenants, agreements and obligations by the terms of this Agreement to be performed by Parent and the Subsidiary at or before the Closing shall have been performed in all material respects when due, and a certificate of Parent and the Subsidiary, dated the Closing Date, to the foregoing effects shall have been delivered to the Company and Target at the Closing.

         (b) There shall have been delivered to the Company and Target a certified copy of resolutions duly adopted by the respective boards of directors of Parent and the Subsidiary and the shareholder of Subsidiary authorizing and approving the execution and delivery of this Agreement by Parent and the Subsidiary and authorizing Parent and the Subsidiary to consummate the transactions contemplated hereby.

         (c) There shall have been delivered to the Company and Target the signed opinion of Smith, Gambrell & Russell, LLP, counsel to Parent and the Subsidiary, dated the Closing Date, in form and substance reasonably acceptable to the Company and Target.

         (d) No litigation to enjoin or restrain the consummation of the transactions contemplated hereby, nor governmental or administrative investigation of the affairs of Parent and the Subsidiary which could reasonably result in a Parent Material Adverse Effect shall have been instituted and be continuing.

         (e) The applicable waiting period under the HSR Act shall have expired or been terminated.

         (f) Parent and the Company shall have entered into the Shareholders' Agreement.

         (g) All material actions and proceedings required hereunder shall have been taken and all material documents and other papers required to be delivered by the Subsidiary or Parent hereunder or in connection with the consummation of the transactions contemplated hereby and all other related matters, shall have been delivered.

                                   ARTICLE IX

                                   Termination

         SECTION 9.1 Termination. This Agreement may be terminated prior to the Closing as follows:

         (a) at the election of the Company or Target, if any one or more of the conditions to its obligation to close shall have become incapable of fulfillment prior to the Closing Date;

         (b) at the election of Parent or the Subsidiary, if any one or more of the conditions to its obligation to close shall have become incapable of fulfillment prior to the Closing Date;

         (c) at the election of Parent, the Subsidiary, the Company or Target, if any legal proceeding is commenced by any governmental or regulatory body directed against the consummation of the closing and either Parent, the Subsidiary, the Company or Target, as the case may be, reasonably and in good faith deems it impractical or inadvisable to proceed in view of such legal proceeding thereof;

         (d) at any time on or prior to the Closing Date, by mutual written consent of the parties hereto;

         (e) at any time by Parent, the Subsidiary, the Company or Target if the transactions contemplated herein are not closed by December 31, 1998 and the party so terminating is not then in breach or default of any covenant or agreement contained herein.

         SECTION 9.2 Survival. If this Agreement is terminated pursuant to
Section 9.1, this Agreement shall become void and of no further force and effect, except for the provisions of Section 10.1 (relating to the obligation of the Company and the Target to keep certain information confidential), Section
10.3 (relating to expenses) and Section 10.4 (relating to indemnification of brokerage commissions and finder's fees), and none of the parties hereto shall have any liability in respect of such termination except that any party shall be liable to the extent that failure to satisfy the conditions of Section 8.1 or
8.2 results from the violation or breach of any of the representations, warranties, covenants or agreements of such party under this Agreement.

                                    ARTICLE X

                                  Miscellaneous

         SECTION 10.1 Confidentiality. As a condition to each party hereto furnishing to any other party hereto or to their Representatives financial and other information that has not heretofore been made generally available on a nonconfidential basis, each party hereto agrees to treat such information furnished to it (both orally and in writing) before or after the date hereof by or on behalf of the other party or its Representatives and all notes, analyses, compilations, studies, interpretations and other material prepared by it or its Representatives containing or based in whole or in part on any such information furnished by or on behalf of the other party or any of its Representatives (collectively, the "Evaluation Material"), as follows:

         (a) Each party hereto recognizes and acknowledges the competitive value and confidential nature of the Evaluation Material and the damage that could result to the other party if information contained herein is disclosed to any third party.

         (b) Each party hereto agrees that the Evaluation Material will be used solely for the purpose of evaluating the transaction contemplated hereby. Each party hereto agrees that it will not disclose any of the Evaluation Material to any third party without the prior written consent of the other party hereto; provided, however, that any such information may be disclosed to its Representatives who need to know such information for the purpose of evaluating the transaction contemplated herein and who agree to keep such information confidential and to be bound by the provisions of this Section 10.1 to the same extent as if they were parties hereto.

         (c) In the event that a party hereto or its Representatives are requested in any proceeding to disclose any Evaluation Material, it will give the other party hereto prompt notice of such request so that the other party hereto make seek an appropriate protective order. If, in the absence of a protective order, the party or its Representatives are nonetheless compelled by law to disclose such Evaluation Material, it or its Representatives, as the case may be, may disclose such information in such proceeding without liability hereunder; provided, however, that it gives the other party hereto written notice of the information to be disclosed as far in advance of its disclosure as is practicable and, upon the request of the other party and at its expense, use its best efforts to obtain assurances that confidential treatment will be accorded to such information.

         (d) In the event that the transaction contemplated by this Agreement is not consummated, each party will promptly redeliver to the other party all copies of all Evaluation Material furnished to it or its Representatives and will destroy all analyses, compilations, studies and other material based in whole or in part on such material prepared by or on behalf of such party.

         (e) Each party and its Representatives shall have no obligation hereunder with respect to any information in the Evaluation Material furnished by the other party or its Representatives to the extent that such information (a) has been made public other than by the acts of the recipient party or acts of its Representatives in violation of this Agreement or (b) becomes available to the recipient party on a nonconfidential basis from a source that is entitled to disclose it on a nonconfidential basis.

         (f) Each party hereto agrees that money damages would not be a sufficient remedy for any breach of the agreements set forth in this Section 10.1(a) by it or its Representatives, and that, in addition to all other remedies, the other party hereto shall be entitled to specific performance and injunctive or other equitable relief as a remedy for any such breach, and each party hereto further agrees to waive, and to use its best efforts to cause its Representatives to waive, any requirements for the securing or posting of any bond in connection with such remedy. Each party hereto agrees to be responsible for any breach of its agreement set forth in this Section 10.1 by any of its Representatives.

         SECTION 10.2 Gender. All pronouns and any variations thereof refer to the masculine, feminine or neuter, singular or plural, as the identity of the person or persons may require.

         SECTION 10.3 Expenses. Except as otherwise specifically provided herein, Parent and the Subsidiary shall pay their own expenses, including the fees and disbursements of its counsel in connection with the negotiation, preparation and execution of this Agreement and the consummation of the transactions contemplated hereby. Likewise, except as otherwise specifically provided herein, the Company shall pay the expenses of the Company and each Target, including the fees and disbursements of their counsel in connection with the negotiation, preparation and execution of this Agreement, and the consummation of the transactions contemplated hereby.

         SECTION 10.4 Brokerage Commissions and Finder's Fees. The Company and each Target, on the one hand, and Parent and the Subsidiary, on the other hand, agree to hold the other harmless from and against all brokerage commissions or finder's fees in connection with the transactions contemplated by this Agreement, and will defend, indemnify and hold the other parties harmless from and against any and all claims for finder's fees or brokerage or other commissions which may at any time be asserted against any of such other parties founded upon a claim which is inconsistent with the aforesaid representation and warranty of the indemnifying party, together with any and all losses, damages, costs and expenses (including reasonable attorneys' fees) relating to such claims or arising therefrom or incurred by the indemnified party in connection with the enforcement of this indemnification provisions.

         SECTION 10.5 ENTIRE AGREEMENT; AMENDMENT. THIS AGREEMENT, INCLUDING ALL SCHEDULES AND EXHIBITS ANNEXED HERETO, CONSTITUTES THE ENTIRE AGREEMENT OF THE PARTIES WITH RESPECT TO THE SUBJECT MATTER HEREOF. THERE ARE NO ORAL AGREEMENTS, UNDERSTANDINGS, PROMISES, REPRESENTATIONS OR WARRANTIES BETWEEN THE PARTIES HERETO WITH RESPECT TO THE SUBJECT MATTER OF THIS AGREEMENT. ALL PRIOR NEGOTIATIONS AND UNDERSTANDING, IF ANY (INCLUDING WITHOUT LIMITATION

ANY CONFIDENTIALITY AGREEMENT PREVIOUSLY EXECUTED BY THE PARTIES HERETO), BETWEEN THE PARTIES HERETO WITH RESPECT TO THE SUBJECT MATTER OF THIS AGREEMENT HAVE BEEN SUPERSEDED BY THIS AGREEMENT. THIS AGREEMENT MAY NOT BE MODIFIED, AMENDED OR TERMINATED EXCEPT BY A WRITTEN INSTRUMENT SPECIFICALLY REFERRING TO THIS AGREEMENT SIGNED BY THE PARTY TO BE SO BOUND BY SUCH MODIFICATION, AMENDMENT OR TERMINATION.

         SECTION 10.6 Waivers and Consents. All waivers and consents given hereunder shall be in writing. No waiver by any party hereto of any breach or anticipated breach of any provision hereof by any other party shall be deemed a waiver of any other contemporaneous, preceding or succeeding breach or anticipated breach, whether or not similar, on the part of the same or any other party.

         SECTION 10.7 Notices. All notices and other communications hereunder shall be in writing and shall be deemed to have been given only if and when personally delivered, or three (3) business days after mailing, postage prepaid, by certified mail, return receipt requested or when delivered (and receipted for) by an overnight delivery service, or when first sent by telex, telecopier or other means of instantaneous communication provided such communication is promptly confirmed by personal delivery, mail or an overnight delivery service as provided above, addressed in each case as follows:

         (a)      If to the Company or Target to

                  Shaw Industries, Inc.
                  616 East Walnut Avenue
                  Dalton, Georgia  30720
                  Attention:  Chairman

                  With a copy in like manner to

                  Shaw Industries, Inc.
                  616 East Walnut Avenue
                  Dalton, Georgia  30720
                  Attention:  General Counsel

                  and

                  Powell, Goldstein, Frazer & Murphy LLP
                  191 Peachtree Street, N.E.
                  16th Floor
                  Atlanta, Georgia 30303-1741
                  Attention: Thomas R. McNeill, Esq.
                  Facsimile: (404) 572-5958


         (b)      If to Parent, the Subsidiary or the Surviving Corporation to:

                  The Maxim Group, Inc.
                  210 TownPark Drive
                  Kennesaw, Georgia  30144
                  Attention:  A. J. Nassar
                  Facsimile:  (770) 590-7709

                  with a copy in like manner to:

                  Smith, Gambrell & Russell, LLP
                  Promenade II, Suite 3100
                  1230 Peachtree Street, N.E.
                  Atlanta, Georgia 30309-3592
                  Attention: Richard G. Greenstein, Esq.
                  Facsimile: (404)815-3509

The parties hereto may change their respective address(es) for the giving of notices and communications to them or to it, as the case may be, and/or copies thereof, by written notice to the other parties in conformity with the foregoing.

         SECTION 10.8 Rights of Third Parties. All conditions of the obligations of the parties hereto, and all undertakings herein, are solely and exclusively for the benefit of the parties hereto and their successors and assigns, and no other person or entity shall have standing to require satisfaction of such conditions or to enforce such undertakings in accordance with their terms, or be entitled to assume that any party hereto will refuse to consummate the purchase and sale contemplated hereby in the absence of strict compliance with any or all thereof, and no other person or entity shall, under any circumstances, be deemed a beneficiary of such conditions or undertakings, any or all of which may be freely waived in whole or in part, by mutual consent of the parties hereto at any time, if in their sole discretion they deem it desirable to do so.

         SECTION 10.9 Headings. The Article and Section headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement.

         SECTION 10.10 Governing Law. The interpretation and construction of this Agreement, and all matters relating hereto, shall be governed by the internal laws of the State of Georgia.

         SECTION 10.11   Arbitration.

         (a) Any dispute, controversy or claim arising out of or relating to this Agreement or any contract or agreement entered into pursuant hereto or the performance by the parties of its or their terms shall be settled by binding arbitration held in Atlanta, Georgia in accordance with the Commercial Arbitration Rules of the American Arbitration Association then in effect, except as specifically otherwise provided in this Section 10.11. The interpretation and enforceability of this Section 10.11 shall be governed exclusively by the Federal Arbitration Act, 9 U.S.C. ss.ss. 1-16.

         (b) If the matter in controversy (exclusive of attorney fees and expenses) shall appear, as at the time of the demand for arbitration, to exceed $100,000, then the panel to be appointed shall consist of three neutral arbitrators; otherwise, one neutral arbitrator.

         (c) The arbitrator(s) shall allow such discovery as the arbitrator(s) determine appropriate under the circumstances and shall resolve the dispute as expeditiously as practicable, and if reasonably practicable, within one hundred twenty (120) days after the selection of the arbitrator(s). The arbitrator(s) shall give the parties written notice of the decision, with the reasons therefor set out, and shall have thirty (30) days thereafter to reconsider and modify such decision if any party so requests within ten (10) days after the decision. Thereafter, the decision of the arbitrator(s) shall be final, binding, and nonappealable with respect to all persons, including (without limitation) persons who have failed or refused to participate in the arbitration process.

         (d) The arbitrator(s) shall have authority to award relief under legal or equitable principles, including interim or preliminary relief, and to allocate responsibility for the costs of the arbitration and to award recovery of attorneys fees and expenses in such manner as is determined to be appropriate by the arbitrator(s).

         (e) Judgment upon the award rendered by the arbitrator(s) may be entered in any court having in personam and subject matter jurisdiction.

         (f) All proceedings under this Section 10.11, and all evidence given or discovered pursuant hereto, shall be maintained in confidence by all parties.

         (g) The fact that the dispute resolution procedures specified in this
Section 10.11 shall have been or may be invoked shall not excuse any party from performing its obligations under this Agreement and during the pendency of any such procedure all parties shall continue to perform their respective obligations in good faith, subject to any rights to terminate this Agreement that may be available to any party and to the right of set off provided herein.

         (h) All applicable statutes of limitation shall be tolled while the procedures specified in this Section 10.11 are pending. The parties will take such action, if any, required to effectuate such tolling.

         SECTION 10.12 Parties in Interest. This Agreement may not be transferred, assigned, pledged or hypothecated by any party hereto, other than by operation of law or with the written consent of the other parties hereto. This Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective heirs, executors, administrators, successors and permitted assigns.

         SECTION 10.13 Counterparts. This Agreement may be executed in two or more counterparts, all of which taken together shall constitute one instrument.

         SECTION 10.14 Time of the Essence. Time shall be of the essence with respect to the performance of any obligation or duty hereunder.

         SECTION 10.15 Severability. In case any provision in this Agreement shall be held invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions hereof will not in any way be affected or impaired thereby.

         SECTION 10.16 Interpretation. Should any provisions of this Agreement require judicial or arbitral interpretation, it is agreed that the court or arbitrator interpreting or construing the same shall not apply a presumption that the terms of any such provision shall be more strictly construed against one party or the other by reason of the rule of construction that a document is to be construed most strictly against the party who itself or through its agent prepared the same, it being agreed that the agents of all parties hereto have participated in the preparation of this Agreement.






                         [Signatures on following page]

         IN WITNESS WHEREOF, the parties have executed this Agreement, under seal, as of the date first above written.

                                                 THE MAXIM GROUP, INC.


                                                 By: /s/ A.J. Nassar
                                                    ----------------------------
                                                    Title: President

Attest: /s/ Gene Harper                                         [CORPORATE SEAL]
--------------------------------
   Title: Secretary


                                                 CMAX ACQUISITION, INC.


                                                 By: /s/ A.J. Nassar
                                                    ----------------------------
                                                    Title: President

Attest: /s/ Gene Harper                                         [CORPORATE SEAL]
--------------------------------
   Title: Secretary


                                                 SHAW INDUSTRIES, INC.


                                                 By: /s/ Robert E. Shaw
                                                    ----------------------------
                                                    Title: Chairman and CEO

Attest: /s/ B.M. Laughter                                       [CORPORATE SEAL]
--------------------------------
   Title: Secretary


                                                 SHAW CARPET SHOWPLACE, INC.


                                                 By: /s/ David Bell
                                                    ----------------------------
                                                    Title: Managing Director

Attest: /s/ B.M. Laughter                                       [CORPORATE SEAL]
--------------------------------
   Title: Secretary

                                   EXHIBIT "A"

                           FORM OF ARTICLES OF MERGER


See Attached.

                              CERTIFICATE OF MERGER
                                       of
                  CMAX ACQUISITION, INC., a Georgia corporation
                                  with and into
               SHAW CARPET SHOWPLACE, INC., a Georgia corporation

         The undersigned, a duly authorized officer of Shaw Carpet Showplace, Inc., a Georgia corporation, the surviving corporation of the merger of CMAX Acquisition, Inc. with and into Shaw Carpet Showplace, Inc. (the "Merger"), pursuant to Section 14-2-1105 of the Georgia Business Corporation Code, as amended, hereby executes this Certificate of Merger.

                                       I.

         The names of the corporations which are parties to the Merger are Shaw Carpet Showplace, a corporation organized under the laws of Georgia ("SCS"), and CMAX Acquisition, Inc., a corporation organized under the laws of Georgia ("CMAX"). CMAX shall be merged with and into SCS, which will be the surviving corporation (hereinafter the "Surviving Corporation").

                                       II.

         Upon the effectiveness of the Merger, the Articles of Incorporation of the Surviving Corporation shall be the same as the Articles of Incorporation of the Surviving Corporation as they exist as of the date of filing of this Certificate of Merger except that the name of the Surviving Corporation shall be changed to "CarpetMAX Retail Stores, Inc."


                                      III.

         The executed Agreement and Plan of Merger, dated as of June 23, 1998, by and among the Surviving Corporation, CMAX, and the other parties thereto (the "Agreement and Plan of Merger"), is on file at the principal place of business of the Surviving Corporation, the address of which is 210 TownPark Drive, Kennesaw, Georgia 30144.

                                       IV.

         A copy of the Agreement and Plan of Merger will be furnished by the Surviving Corporation, on request and without cost, to any shareholder of either corporation that is a party to the Merger.

                                       V.

         The Merger was duly approved by the shareholders of each of the constituent corporations in the Merger, as required by the Georgia Business Corporation Code.

                                       VI.

         The request for publication of a notice of filing of this Certificate of Merger and payment therefor will be made as required by Section 14-2-1105.1(b) of the Georgia Business Corporation Code, as amended.


         IN WITNESS WHEREOF, Shaw Carpet Showplace, Inc. has caused this Certificate of Merger to be executed in its name by its duly authorized officer on the _____ day of June, 1998.

                                       SHAW CARPET SHOWPLACE, INC.


                                       By:
                                          --------------------------------------
                                       Name:
                                            ------------------------------------
                                       Title:
                                             -----------------------------------

                                   EXHIBIT "B"

                             FORM OF PROMISSORY NOTE


See Attached.

                          SUBORDINATED PROMISSORY NOTE

$______________                                               ____________, 1998
                                                                Atlanta, Georgia

        FOR VALUE RECEIVED, THE MAXIM GROUP, INC., a Georgia corporation ("Payor"), promises to pay to the order of SHAW INDUSTRIES, INC, a Georgia corporation ("Payee"), at its address at 616 East Walnut Avenue, Dalton, Georgia 30720, or such other place as the Payee may from time to time designate in writing, in lawful money of the United States of America, the principal sum of __________________________________ DOLLARS ($______________), or so much thereof as is outstanding from time to time, together with interest on so much thereof as is from time to time outstanding and unpaid, at the rate paid by Payor under that certain Amended and Restated Credit Agreement by and among Payor and certain of its subsidiaries, as borrowers, the parties which are referred to therein as lenders, and First Union National Bank, as administrative agent, dated __________, 1998, as the same may be modified, amended or refinanced from time to time (the "Credit Agreement"), said principal and all accrued but unpaid interest being due and payable as set forth below.

        Commencing _________________, 1998, and continuing on the first (1st) day of each and every consecutive month thereafter, interest hereunder shall be due and payable until such time as the principal balance of this Note shall have been paid in full.

        The principal balance of this Note shall be due and payable on __________, 1999. Payor may prepay this Note in whole or in part at any time without penalty or premium. Each prepayment of this Note shall be applied first to unpaid interest accrued through the date of the prepayment and then to principal.

        Time is of the essence with respect to all of Payor's obligations and agreements under this Note. The failure of Payor to pay any payment when due, shall entitle Payee to declare the then remaining outstanding balance of this Note to be, and the same shall thereupon become, immediately due and payable, and Payee may proceed to collect such amounts forthwith, plus all costs of collection, including reasonable attorneys' fees if collected by and through an attorney. It is further agreed that failure of Payee to exercise this option or indulgence granted from time to time shall in no event be considered a waiver of such option or estop Payee from exercising such option.

        Notwithstanding anything contained in this Note to the contrary, the Payee does hereby subordinate any and all rights to performance and payment hereunder by the Payor pursuant to the terms of this Note in favor of any and all indebtedness of the Payor under the Credit Agreement or any other similar agreement entered into by Payor with any lender or lenders which replaces the credit facility evidenced by the Credit Agreement as Payor's senior secured credit facility, or any liens, mortgages, deeds to secure debt or other instruments, certificates or agreements related to any such senior secured credit facility, whether now existing or hereafter arising (the "Liabilities"). Payor hereby agrees to promptly execute and deliver any and all subordination agreements and other instruments, documents or certificates reasonably requested by any such lender to further evidence the agreement to subordinate described above. Except as may be otherwise provided in this Note, the Payee hereby agrees that, in the event of a default under the Credit Agreement or any replacement senior secured credit facility, entitling the lender to accelerate the principal balance thereof, it will not ask for, demand, sue for or receive, and the Payor will not pay any amounts due hereunder unless and until all Liabilities have been paid and satisfied in full and all financing arrangements between the Payor and such lender or lenders have been terminated in writing by such lender or lenders, and any such payments received by the Payee shall be held in trust for such lender or lenders and delivered thereto promptly upon demand.

        In no contingency or event whatsoever shall the amount paid or agreed to be paid to Payee for the use of money advanced hereunder exceed the highest lawful rate permissible under any law which a court of competent jurisdiction may deem applicable hereto; and, in the event any such payment is inadvertently paid by Payor or inadvertently received by Payee, such excess sum shall be, at Payor's option, returned to Payor forthwith or credited as a payment of principal, but shall not be applied to the payment of interest. It is the intent hereof that Payor not pay or contract to pay, and that Payee not receive or contract to receive, directly or indirectly in any manner whatsoever, interest in excess of that which may be paid by Payor under applicable law.

        PAYOR, FOR ITSELF AND ITS SUCCESSORS AND ASSIGNS, AND ALL OTHER PERSONS LIABLE FOR THE PAYMENT OF THIS NOTE, WAIVES PRESENTMENT FOR PAYMENT, DEMAND, PROTEST, AND NOTICE OF DISHONOR, PROTEST, AND NONPAYMENT, AND CONSENTS TO ANY AND ALL RENEWALS, EXTENSIONS OR MODIFICATIONS THAT MIGHT BE MADE BY PAYEE AS TO THE TIME OF PAYMENT OF THIS NOTE FROM TIME TO TIME, AND FURTHER AGREES THAT THE SECURITY, IF ANY, FOR THIS NOTE OR ANY PORTION THEREOF MAY FROM TIME TO TIME BE MODIFIED OR RELEASED IN WHOLE OR IN PART WITHOUT AFFECTING THE LIABILITY OF ANY PARTY LIABLE FOR THE PAYMENT OF THIS NOTE.

        This Note has been delivered in Atlanta, Georgia and shall be governed by the laws of the State of Georgia (excluding conflict of laws provisions).

        IN WITNESS WHEREOF, Payor has executed this Note under seal as of the date first above written.

                                               THE MAXIM GROUP, INC.


                                               By:
                                                  ------------------------------
                                               Name:
                                                    ----------------------------
                                               Title:
                                                     ---------------------------

                                   EXHIBIT "C"

                         FORM OF SHAREHOLDER'S AGREEMENT


See Attached.

                             SHAREHOLDER'S AGREEMENT


        This Agreement is made and entered into this ____ day of _______, 1998, by and between THE MAXIM GROUP, INC., a Delaware corporation (hereinafter called the "Company"), and SHAW INDUSTRIES, INC., a Georgia corporation (hereinafter called the "Shareholder").

        WHEREAS, concurrently with the execution of this Agreement, the Company has issued to Shareholder an aggregate of 3,150,000 shares of the Common Stock of the Company (hereinafter "Issued Shares") in connection with that certain Agreement and Plan of Merger ("Purchase Agreement") dated June 23, 1998 by and among the Company, CMAX Acquisition, Inc., the Shareholder and Shaw Carpet Showplace, Inc.; and

        WHEREAS, it is a condition to the consummation of the transactions contemplated by the Purchase Agreement that the parties hereto execute and deliver this Agreement; and

        NOW, THEREFORE, in consideration of the mutual covenants and agreements set forth herein and for good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the parties agree as follows:

         1. Certain Definitions. As used in this Agreement, the following terms shall have the following respective meanings:

                "Affiliate" means, with respect to any Person, any Person that, directly or indirectly, controls, is controlled by or is under common control with the Person in question. In addition to the foregoing, with respect to the Shareholder, "Affiliate" shall mean Robert E. Shaw, his lineal descendants, and their immediate family members, trusts primarily for the benefit of such individuals and Persons controlled, directly or indirectly, by such individuals and/or trust.

                "Commission" shall mean the United States Securities and Exchange Commission and any successor federal agency having similar powers and responsibility for administering the Securities Act.

                "Common Stock" shall mean the $.001 par value Common Stock of the Company.

                "Exchange Act" shall mean the Securities Exchange Act of 1934, as amended (or any similar successor statute) and the rules and regulations thereunder, all as the same shall be in effect at the time.

                "Holder" shall mean the Shareholder and/or any Affiliate thereof to whom any of the Issued Shares shall have been transferred during the term of this Agreement.


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                "Person" means an individual or a corporation, partnership, limited liability company or partnership, trust, incorporated or unincorporated association, joint venture, joint stock company, government (or an agency or political subdivision thereof) or other entity of any kind.

                "Registrable Securities" shall mean the Issued Shares. Registrable Securities will cease to be Registrable Securities when (i) a Registration Statement covering such Registrable Securities has been declared effective under the Securities Act by the Commission and such Registrable Securities have been disposed of pursuant to such effective Registration Statement, (ii) such securities shall have been sold pursuant to Rule 144 (or any successor provision) under the Securities Act and in compliance with the requirements of paragraphs (c) (e), (f) and (g) of Rule 144 (notwithstanding the provisions of paragraph (k) of such Rule), or (iii) the Registrable Securities are sold or distributed by a Person not entitled to the registration rights granted by this Agreement.

                The terms "register," "registered" and "registration" refer to a registration effected by preparing and filing a registration statement in compliance with the Securities Act and this Agreement, and the declaration or ordering of the effectiveness of such registration statement.

                "Registration Expenses" shall mean all expenses incurred by the Company in complying with Section 4 hereof, including, without limitation, all registration and filing fees, printing expenses, fees and disbursements of counsel for the Company (including any fees incurred by Company counsel for advice rendered to any seller of Registrable Securities), blue sky fees and expenses, fees of the National Association of Securities Dealers, Inc. and accountants' expenses, including without limitation, any special audits or "comfort" letters incident to or required by any such registration, and any fees and disbursements of underwriters customarily paid by issuers or sellers of securities, but excluding underwriting discounts and commissions.

                "Registration Statement" means a registration statement filed pursuant to the Securities Act.

                "Securities Act" means the Securities Act of 1933, as amended, and the rules and regulations of the Commission promulgated thereunder.

                "Voting Securities" shall mean the shares of Common Stock and any other securities of the Company entitled to vote generally in the election of directors.


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



        2.      Transfer of Shares.

                (a) Restrictions on Transfer. Shareholder agrees that it will not, without the prior written consent of the Company, directly or indirectly, offer, sell, exchange, pledge, hypothecate, encumber, transfer, assign or otherwise dispose of (collectively, a "transfer") any Issued Shares for a period of ninety (90) days after the date hereof.

                (b)      Endorsement on Certificates, etc.

                         (i) Upon the execution of this Agreement, in addition to any other legend which the Company may deem advisable under the Securities Act and certain state securities laws, all certificates representing the Issued Shares shall be endorsed as follows:

                         THE SECURITIES REPRESENTED BY THIS CERTIFICATE ARE SUBJECT TO THE PROVISIONS OF A SHAREHOLDER'S AGREEMENT DATED AS OF __________ 1998, BETWEEN THE COMPANY AND THE REGISTERED HOLDER OF THIS CERTIFICATE AND, IN ACCORDANCE WITH SUCH AGREEMENT, MAY NOT BE TRANSFERRED OR SOLD FOR A PERIOD OF 90 DAYS FROM THE DATE OF SUCH AGREEMENT. A COPY OF THE ABOVE REFERENCED AGREEMENT IS ON FILE AT THE PRINCIPAL OFFICE OF THE COMPANY.

                         THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933 AND MAY NOT BE SOLD EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT, OR AN EXEMPTION FROM REGISTRATION UNDER SAID ACT AS EVIDENCED BY AN OPINION OF COUNSEL THAT REGISTRATION IS NOT REQUIRED.

                         (ii) Upon the expiration of the ninety (90) day period referred to above, the holder of any certificate shall be entitled to receive from the Company, without expense, upon delivery to the Company of the existing certificate representing such shares of Common Stock, a new certificate not bearing the first restrictive legend set forth in clause (i) of this Section 2(b). The second legend set forth in clause
        (i) of this Section 2(b) shall be removed from a particular certificate representing shares of Common Stock when such security (A) shall have been sold to the public pursuant to an effective registration statement,
        (B) shall have been sold in compliance with the provisions of Rule 144 under the Securities Act or (C) becomes eligible for sale to the public pursuant to Rule 144(k) under the Securities Act.

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



                (c) Improper Transfer. Any attempt to transfer or encumber any shares of Common Stock other than in accordance with the terms of this Agreement shall be null and void and neither the Company nor any transfer agent of such securities shall give any effect to such attempted transfer or encumbrance in its stock records.



        3. Standstill. The Shareholder hereby agrees that, for a period of one year from the date hereof, without the prior written consent of the Company, the Shareholder will not, and the Shareholder will use its reasonable best efforts to cause each of its Affiliates not to, directly or indirectly:

                         (i) acquire, publicly announce an intention to acquire, offer or propose to acquire, or agree to acquire (except, in any case, by way of stock dividends or other distributions or offerings made available to holders of any Common Stock generally), directly or indirectly, whether by purchase, tender or exchange offer, through the acquisition of control of another Person, by joining a partnership, limited partnership, syndicate or other "group" (within the meaning of Section 13(d)(3) of the Exchange Act) or otherwise, any equity securities of the Company; provided, however, that the Shareholder and/or any of its Affiliates may acquire additional shares of Common Stock in open market or privately-negotiated transactions as long as the Shareholder and its Affiliates, collectively, shall not, as a result of such purchase or purchases, beneficially own in excess of 25% of the outstanding shares of Common Stock;

                         (ii) make, or in any way participate, directly or indirectly, in any "solicitation" (as such term is used in the proxy rules of the Commission as in effect on the date hereof) of proxies or consents (whether or not relating to the election or removal of directors), seek to advise, encourage or influence any Person with respect to the voting of any Voting Securities, initiate, propose or otherwise "solicit" (as such term is used in the proxy rules of the Commission as in effect on the date hereof) stockholders of the Company for the approval of stockholder proposals made pursuant to Rule 14a-8 of the Exchange Act, or induce or attempt to induce any other Person to initiate any such stockholder proposal;

                         (iii) seek, propose, or make any public statement (whether written or oral) with respect to, any merger, consolidation, business combination, tender or exchange offer, sale or purchase of assets, sale or purchase of securities (except as and to the extent specifically permitted hereby), dissolution, liquidation, restructuring, recapitalization or similar transactions of or involving the Company or any of its Affiliates or solicit or encourage any other Person to make any such public statement or proposal;

                         (iv) form, join or in any way participate in a "group" (within the meaning of Section 13(d)(3) of the Exchange Act) with respect to any Voting Securities, other than


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



         groups consisting solely of directors of the Company, other parties hereto and their respective Affiliates;

                         (v) deposit any Voting Securities in any voting trust or subject any Voting Securities to any arrangement or agreement with respect to the voting of any Voting Securities;

                         (vi) execute any written consent with respect to the Company or its Voting Securities;

                         (vii) otherwise act, alone or in concert with others, to control or seek to control or influence or seek to influence the management, Board of Directors or policies of the Company;

                         (viii) seek, alone or in concert with others, representation on the Board of Directors of the Company or seek the removal of any member of the Board of Directors;

                         (ix) make any publicly disclosed proposal or enter into any discussion regarding any of the foregoing;

                         (x) publicly make any proposal, statement or inquiry, or publicly disclose any intention, plan or arrangement (whether written or oral) inconsistent with the foregoing, or publicly make or disclose any request to amend, waive or terminate any provision of this Agreement or the Certificate of Incorporation or By-laws of the Company; or

                         (xi) enter into any arrangements, understandings or agreements (whether written or oral) with, or advise, finance or assist, any other Person in connection with any of the foregoing, or make any investment in or enter into any arrangement with, any other Person that engages, or offers or proposes to engage, in any of the foregoing.

        4.      Registration under Securities Act.

                4.1      Shelf Registration.

                         (a) Effective Registration. The Company shall file, as soon as practicable following the date of this Agreement (but not later than 30 days thereafter), a "shelf" registration statement (the "Shelf Registration") covering the securities then constituting Registrable Securities on any appropriate form pursuant to Rule 415 under the Securities Act so as to permit the continuous or delayed offering of the Registrable Securities by the Holders. The Company shall cause the Shelf Registration to be declared effective on or prior to the 90th day after the date of this Agreement and to keep such registration statement continuously effective until the earlier to occur of (i) all Registrable Securities included therein have been sold or (ii) the later to occur of (x) two (2) years after the date of this Agreement or (y) such time as the Shareholder is not an "affiliate" of the Company within the meaning of Rule 144 under the Securities Act.

                         (b) Shelf "Draw-Downs." If any holder of Registrable Securities effects, pursuant to the Shelf Registration, an underwritten public offering of all or a part of its Registrable Securities (a shelf "draw-down") and wishes the Company to perform, in connection with such shelf "draw-down," any procedures specified in Section 4.3 hereof, such holder shall deliver to the Company, at least ten (10) business days before such "draw-down" is to be made, a written notice describing in reasonable detail its proposed offering and requesting the performance of such procedures pursuant to this Section 4.1 and Section 4.3. The Company shall be required to perform such procedures in advance of a particular shelf "draw-down" only if such holder shall have requested such performance as provided above. In addition, the Company shall be required to perform such additional procedures (other than those required under the securities laws) in connection with a particular shelf "draw-down" only if one or more holders shall have notified the Company pursuant to this Section 4.1(b) of their intention to offer to the public Registrable Securities with an aggregate market value (on the date the written notice referred to above is delivered) of at least $10,000,000 pursuant to such "draw-down."

                The Company shall have the right to sell shares of Common Stock in an underwritten registered offering conducted simultaneously with any such shelf "draw-down" on a primary basis; provided that in the event the managing underwriter of such underwritten offering shall have advised the Company and the Holders that, in its judgment, the distribution of all or a specified portion of the shares requested to be so included concurrently with the securities being distributed by such underwriters will adversely affect the distribution of such securities by such underwriters, then the Holders may require, by written notice to the Company, that the distribution of all or a specified portion of such shares proposed to be sold by the Company be excluded from such distribution.

                The Company shall not be obligated to effect more than two (2) such shelf "draw-downs." In addition, the Company shall not be obligated to effect any shelf "draw-down" within (i) 60 days after the effective date of a previous offering of Common Stock registered under the Securities Act or (ii) 270 days after the completion of a previously requested shelf "draw-down." The Company may postpone for up to 75 days the filing or the effectiveness of any such requested shelf "draw-down" if the Company's Board of Directors determines in its reasonable good faith judgment that such shelf "draw-down" would reasonably be expected to have a material adverse effect on any proposal or plan by the Company or any of its subsidiaries to engage in any acquisition (other than in the ordinary course of business) or any merger, consolidation, tender offer, reorganization or similar transaction.

                (c) Registration Statement Form. The registration made pursuant to this Section 4.1 shall be effected by the filing of a registration statement on any form which the Company is eligible to use, such form to be selected by the Company, after consultation with counsel and after notice of such selection of such form is delivered to the holders of all Registrable Securities electing to participate in such registration; but in no event shall the Company be required to maintain the effectiveness of such registration beyond the period specified in Section 4.1(a).

                (d) Expenses. Except as otherwise prohibited by applicable law, the Company will pay all Registration Expenses in connection with (i) the registration of Registrable Securities pursuant to Section 4.1(a) and (ii) one (1) shelf "draw-down" pursuant to Section 4.1(b).

                4.2      Incidental Registration.

                         (a) Right to Include Registrable Securities. If, at any time after the date of this Agreement, the Company proposes to register any of its equity securities under the Securities Act, whether for sale for its own account or for the account of any other person, on a form and in a manner which would permit registration of Registrable Securities for sale to the public under the Securities Act, so long as any holder of Registrable Securities cannot sell all of such Registrable Securities pursuant to Rule 144 under the Securities Act, the Company will each such time give prompt written notice to such holder(s) of Registrable Securities of its intention to do so, describing such securities and specifying the form and manner and the other relevant facts involved in such proposed registration, and upon the written request of any such holder delivered to the Company within ten (10) business days after the giving of any such notice (which request shall specify the Registrable Securities intended to be disposed of by such holder and the intended method or methods of disposition thereof), the Company will use its reasonable best efforts to effect the registration under the Securities Act of all Registrable Securities which the Company has been so requested to register by the holders of Registrable Securities (hereinafter "Requesting Holder"), to the extent requisite to permit the disposition of the Registrable Securities in accordance with the intended methods thereof as specified by the holders of a majority of the Registrable Securities so to be registered, provided that:

                          (i) if, at any time after giving such written notice of its intention to register any of its securities and prior to the effective date of the registration statement filed in connection with such registration, the Company shall determine for any reason not to register such securities, the Company may, at its election, give written notice of such determination to each Requesting Holder and thereupon shall be relieved of its obligation to register any Registrable Securities in connection with such registration (but not from its obligation to pay the Registration Expenses in connection therewith as provided in subdivision (b) of this Section 4.2);

                          (ii) if (A) the registration so proposed by the
                  Company involves an underwritten offering of the securities so being registered, whether or not for sale for the account of the Company, to be distributed by or through one (1) or more underwriters of recognized standing under underwriting terms appropriate for such a transaction, (B) the Company proposes that the securities to be registered in such underwritten offering will not include all of the Registrable Securities requested to be so included, and (C) the managing underwriter of such underwritten offering shall advise the Company and the Requesting Holders in writing that, in its judgment, the distribution of all or a specified portion of the Registrable Securities requested to be so included concurrently with the securities being distributed by such underwriters will adversely affect the distribution of such securities by such underwriters, then the Company may require, by written notice to each such holder, that the distribution of all or a specified portion of such Registrable Securities be excluded from such distribution (in case of an exclusion of a portion of such Registrable Securities, such portion to be allocated among such holders in proportion to the respective numbers of shares of Registrable Securities owned by such holders) provided that, the number of shares of Registrable Securities included shall be reduced pro rata with any securities being offered for the account of any Person other than the Company (other than pursuant to the "demand" registration rights of such Person);

                          (iii) the Company shall not be obligated to effect any
                  registration of Registrable Securities under this Section 4.2 incidental to the registration of any of its securities in connection with mergers, acquisitions, exchange offers, dividend reinvestment plans or stock option or other employee benefit plans or incidental to the registration of any non-equity securities not convertible into equity securities;

                          (iv) the Company shall not be required to include any Registrable Securities in any registration statement pursuant to this Section 4.2 if the Requesting Holders can at the time of the request sell the securities requested to be so included in the registration statement pursuant to Rule 144 under the Securities Act; and

                          (v) the Company may, but shall not be obligated to, effect any registrations pursuant to this Section 4.2.

No registrations of Registrable Securities effected under this Section 4.2 shall relieve the Company of its obligation to effect registration of Registrable Securities pursuant to Section 4.1.

             (b) Expenses. Except as otherwise prohibited by applicable law, the Company will pay all Registration Expenses in connection with each registration of Registrable Securities requested pursuant to this Section 4.2.

             4.3 Registration Procedures. If and whenever the Company is required to effect the registration of any Registrable Securities under the Securities Act as provided in Sections 4.1 and 4.2 or any "draw-down" pursuant to Section 4.1, the Company will promptly:

                    (a) cooperate with any underwriters for, and the holders of such Registrable Securities, and will enter into a usual and customary underwriting agreement with respect thereto and take all such other reasonable actions as are necessary or advisable to permit, expedite and facilitate the disposition of such Registrable Securities in the manner contemplated by the related registration statement, and the Company will provide to the holders of such Registrable Securities, any underwriter participating in any distribution thereof pursuant to a registration statement, and any attorney, accountant or other agent retained by any holder of Registrable Securities or underwriter, reasonable access to appropriate Company officers and employees to answer questions and to supply financial and other information reasonably requested by any such holders of Registrable Securities, underwriter, attorney, accountant or agent in connection with such registration statement;

                    (b) prepare and file with the Commission a registration statement with respect to such Registrable Securities and cause such registration statement to become effective;

                    (c) prepare and file with the Commission such amendments and supplements to such registration statement and the prospectus used in connection therewith as may be necessary to keep such registration statement effective and, with respect to any "draw-down," to reflect the method of disposition of the Registrable Securities pursuant to such "draw-down," and to comply with the provisions of the Securities Act with respect to the disposition of all Registrable Securities and other securities covered by such registration statement until the earlier of such time as all of such Registrable Securities and such other securities have been disposed of in accordance with the intended methods of disposition by the seller or sellers thereof set forth in such registration statement or, in the case of a registration pursuant to
       Section 4.2 hereof, the expiration of sixty (60) days after such registration statement becomes effective; and will furnish, upon request, to each such seller prior to the filing thereof a copy of any amendment or supplement to such registration statement or prospectus and shall not file any such amendment or supplement to which any such seller shall have reasonably objected on the grounds that such amendment or supplement does not comply in all material respects with the requirements of the Securities Act or of the rules or regulations thereunder;

                    (d) furnish to each seller of such Registrable Securities and the underwriters (if any) such number of conformed copies of such registration statement and of each such amendment and supplement thereto (in each case including all exhibits), such number of copies of the prospectus included in such registration statement (including each preliminary prospectus and any summary prospectus), in conformity with the requirements of the Securities Act, such documents, if any, incorporated by reference in such registration statement or prospectus, and such other documents, as such seller may reasonably request;

                    (e) promptly, upon written request, deliver to each seller of Registrable Securities and the underwriters (if any), copies of all correspondence between the Commission and (i) the Company, (ii) its counsel, or (iii) its auditors, with respect to the registration statement;

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                    (f) use its best efforts to register or qualify all
       Registrable Securities and other securities covered by such registration statement under such other securities or blue sky laws of the states of the United States as each seller shall reasonably request, to keep such registration or qualification in effect for so long as such registration statement remains in effect, and do any and all other acts and things which may be necessary or advisable to enable such seller to consummate the disposition in such jurisdictions of the Registrable Securities covered by such registration statement, except that the Company shall not for any such purpose be required to qualify generally to do business as a foreign corporation in any jurisdiction wherein it would not but for the requirements of this Subsection (f) be obligated to be so qualified, or to subject itself to taxation in any such jurisdiction, or to consent to general service of process in any such jurisdiction;

                    (g) immediately notify each seller of Registrable Securities covered by such registration statement, at any time when a prospectus relating thereto is required to be delivered under the Securities Act, upon discovery that, or upon the happening of any event as a result of which, the prospectus included in such registration statement, as then in effect, includes an untrue statement of a material fact or omits to state any material fact required to be stated therein or necessary to make the statements therein not misleading in the light of the circumstances then existing, which untrue statement or omission requires amendment of the registration statement or supplementation of the prospectus, and at the request of any such seller, prepare and furnish to such seller a reasonable number of copies of a supplement to or an amendment of such prospectus as may be necessary so that, as thereafter delivered to the purchasers of such Registrable Securities, such prospectus shall not include an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading in the light of the circumstances then existing; provided, however, that each holder of Registrable Securities registered pursuant to such registration statement agrees that he will not sell any Registrable Securities pursuant to such registration statement during the time that the Company is preparing and filing with the Commission a supplement to or an amendment of such prospectus or registration statement;

                    (h) in the event of the issuance of any stop order suspending the effectiveness of any registration statement or of any order suspending or preventing the use of any prospectus or suspending the qualification of any Registrable Securities for sale in any jurisdiction, use its best efforts to obtain its withdrawal;

                    (i) otherwise use its best efforts to comply with all applicable rules and regulations of the Commission, and make available to its securities holders, as soon as reasonably practicable, an earnings statement covering the period of at least twelve (12) months, but not more than eighteen (18) months, beginning with the first month of the first fiscal quarter after the effective date of such registration statement, which earnings statement shall satisfy the provisions of
       Section 11(a) of the Securities Act;


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                    (j) provide and cause to be maintained a transfer agent and registrar for all Registrable Securities covered by such registration statement from and after a date not later than the effective date of such registration statement; and

                    (k) use its best efforts to list all Common Stock covered by such registration statement on each securities exchange or securities quotation system on which any of the Common Stock is then listed.

The Company may require each seller of Registrable Securities as to which any registration is being effected to furnish the Company such information regarding such seller and the distribution of such securities as the Company may from time to time reasonably request and as shall be required by law or by the Commission in connection therewith.

             4.4    Underwritten Offerings.

                    (a) Underwriting Agreement. If requested by the underwriters for any "draw-down" of Registrable Securities on behalf of a holder or holders of Registrable Securities pursuant to a registration under
       Section 4.1, the Company will enter into an underwriting agreement reasonably acceptable to the Company with such underwriters for such offering, such agreement to contain such representations and warranties by the Company and such other terms and provisions as are customarily contained in underwriting agreements with respect to secondary distributions, including, without limitation, provisions with respect to opinions of Company's counsel, customary "comfort" letters from the Company's independent auditors and indemnities to the effect and to the extent provided in Section 4.6. The holders of Registrable Securities on whose behalf Registrable Securities are to be distributed by such underwriters shall be parties to the underwriting agreement between the Company and such underwriters. Such holders of Registrable Securities shall not be required by the Company to make any representations or warranties to or agreements with the Company or the underwriters other than reasonable representations, warranties or agreements (including indemnity agreements customary in secondary offerings) regarding such holder, such holder's Registrable Securities and such holder's intended method or methods of disposition and any other representation required by law.

                    (b) Incidental Underwritten Offerings. If the Company at any time proposes to register any of its securities under the Securities Act as contemplated by Section 4.2 and such securities are to be distributed by or through one (1) or more underwriters, the Company will use its best efforts, if requested by any holder or holders of Registrable Securities who requests incidental registration of Registrable Securities in connection therewith pursuant to Section 4.2, to arrange for such underwriters to include the Registrable Securities to be offered and sold by such holder among the securities to be distributed by or through such underwriters, provided that, for purposes of this sentence, best efforts shall not require the Company to reduce the amount or sale price of such securities proposed by the Company to be distributed by or through such underwriters. The holders of Registrable Securities to be distributed by such underwriters shall be parties to the underwriting


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



       agreement between the Company and such underwriters. Such holders of Registrable Securities shall not be required by the Company to make any representations or warranties to or agreements with the Company or the underwriters other than reasonable representations, warranties or agreements (including indemnity agreements customary in secondary offerings) regarding such holder, such holder's Registrable Securities and such holder's intended method or methods of distribution and any other representation required by law.

                    (c) Allocation of Over-Allotment Option. Whenever the Company shall effect an underwritten offering of Registrable Securities pursuant to a registration subject to Section 4.2 hereof, the securities to be sold pursuant to the underwriter's exercise of an over-allotment option (the "Over-Allotment Shares"), if any, shall be allocated as follows: (i) in any such registration in which the number of Registrable Securities requested to be registered has not been reduced based on the advice of the managing underwriter of such offering, then the sellers of Registrable Securities shall not be entitled to sell any Registrable Securities as part of the Over-Allotment Shares, and (ii) in any such registration in which the number of Registrable Securities requested to be registered has been reduced pursuant to the provisions hereof based on the advice of the managing underwriter of such offering, then the sellers of Registrable Securities participating in such offering may sell that number of Over-Allotment Shares equal to the total number of Over-Allotment Shares multiplied by a fraction the numerator of which is the number of total principal offering shares that constitute Registrable Securities and the denominator of which is the total number of principal offering shares, which shares shall be allocated on a pro rata basis among the sellers of Registrable Securities participating in such registration based upon the number of Registrable Securities originally requested to be registered; provided, however, that the number of Registrable Securities that constitute Over-Allotment Shares shall not exceed the number of Registrable Securities requested to be registered but which were not registered based on the advice of the managing underwriter.

                    (d) Selection of Underwriters. Whenever an offering pursuant to Section 4.1 is an underwritten offering, the holders of a majority of the Registrable Securities included in such registration shall have the right to select the managing underwriter(s) to administer the offering, after consulting with the Company as to such selection and subject to the approval of the Company, which approval will not be unreasonably withheld. If the Company at any time proposes to register any of its securities under the Securities Act for sale for its own account and such securities are to be distributed by or through one (1) or more underwriters, the selection of the managing underwriter(s) shall be made by the Company and notice of the selection thereof delivered to the holders of all Registrable Securities eligible to participate in such registration.

                    (e)   Holdback Agreements.

                          (i) If any registration pursuant to Section 4.2 shall
             be in connection with an underwritten public offering, each holder of Registrable Securities agrees by acquisition of such Registrable Securities that, so long as such holder shall have the right to request that Registrable Securities be included in such registration statement, if so required by the managing underwriter, such holder shall not effect any public sale or distribution of Registrable Securities (other than as part of such underwritten public offering) for such period as the officers and directors of the Company are required by the underwriter to cease sales or distributions.

                          (ii) The Company agrees not to effect any public sale
             or distribution of any of its equity securities or securities convertible into or exchangeable or exercisable for any of such securities during the seven (7) days prior to and during the ninety
             (90) day period beginning on the date on which any underwritten offering pursuant to Section 4.1 or 4.2 has commenced, except as part of such underwritten offering and except pursuant to registrations on Form S-8 or Form S-4 or any successor thereto.

             4.5    Preparation; Reasonable Investigation.

                    (a) Seller Information. The Company may require each seller of Registrable Securities as to which any registration is being effected to furnish to the Company such information regarding the distribution of such securities as the Company may from time to time reasonably request in writing and as shall be required by law in connection therewith.

                    (b) Seller Diligence. In connection with the preparation and filing of each registration statement registering Registrable Securities under the Securities Act and any amendment or supplement to the prospectus included therein, the Company will give the holders of Registrable Securities on whose behalf such Registrable Securities are to be so registered, the opportunity to review such registration statement, each prospectus included therein or filed with the Commission and each amendment thereof or supplement thereto, and, in the event such offering of Registrable Securities is underwritten, will give each of them and the underwriters and their counsel such access to its books and records and such opportunities to discuss the business of the Company with its officers and the independent public accountants who have certified its financial statements as shall be reasonably necessary in the opinion of such holders and such underwriters or their respective counsel, to conduct a reasonable investigation within the meaning of the Securities Act. To minimize disruption and expense to the Company during the course of the registration process, sellers of Registrable Securities to be covered by any such registration statement shall coordinate their investigation and due diligence efforts hereunder and, to the extent practicable, will act through a single set of counsel and a single set of accountants.

             4.6    Indemnification.

                    (a) Indemnification by the Company. In the event of any registration of any securities of the Company under the Securities Act, the Company will, and hereby does, indemnify and hold harmless in the case of any registration statement filed pursuant to Section 4.1 or 4.2, the seller of any Registrable Securities covered by such registration statement, and if such seller is a corporation, its directors, trustees and officers, employees and agents, each other person who participates as an underwriter in the offering or sale of such securities and each other person, if any, who controls such seller or any such underwriter within the meaning of the Securities Act against any losses, claims, damages, liabilities or expenses, joint or several, to which such seller or any such director, trustee, officer, employee or agent, participating or controlling person may become subject under the Securities Act or otherwise, insofar as such losses, claims, damages, liabilities or expenses (or actions or proceedings in respect thereof) arise out of or are based upon (x) any untrue statement or alleged untrue statement of any material fact contained in any registration statement under which such securities were registered under the Securities Act, any preliminary prospectus, final prospectus or summary prospectus contained therein, or any amendment or supplement thereto, or any document incorporated by reference therein, (y) any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, or (z) any violation by the Company of any rule or regulation promulgated under the Securities Act or the Exchange Act, or other federal or state securities law applicable to the Company and relating to any action or inaction required of the Company in connection with such registration, and the Company will reimburse such seller, and each such director, trustee, officer, employee or agent, participating person and controlling person for any legal or any other expenses reasonably incurred by them in connection with investigating or defending any such loss, claim, liability, action or proceeding, provided that the Company shall not be liable in any such case if and to the extent that any such loss, claim, damage, liability or expense (or action or proceeding in respect thereof) arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission made in such registration statement, any such preliminary prospectus, final prospectus, summary prospectus, amendment or supplement in reliance upon and in conformity with written information furnished to the Company by the underwriters or by such seller or any such director, trustee, officer, employee or agent, participating person or controlling person specifically for use in the preparation thereof. Such indemnity shall remain in full force and effect regardless of any investigation made by or on behalf of such seller or any such director, trustee, officer, employee or agent, participating person or controlling person and shall survive the transfer of such securities by such seller.

                    (b) Indemnification by the Sellers. As a condition to including any Registrable Securities in any registration statement filed pursuant to Section 4.1 or 4.2, each seller of Registrable Securities shall, severally and not jointly, indemnify and hold harmless the Company, its directors and officers, employees and agents, and each other person, if any, who controls the Company, against any losses, claims, damages or liabilities, joint or several, to which the Company or any such director or officer or any such person may become subject under the Securities Act or any other statute or at common law, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon (i) any alleged untrue statement of any material fact contained, on the effective date thereof, in any registration statement under which Registrable Securities were registered under the Securities Act, or in any preliminary prospectus or final prospectus contained therein, or any amendment or supplement thereto, or (ii) any alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, in each case to the extent, but only to the extent that such alleged untrue statement or alleged omission was contained in written information furnished to the Company by such holder specifically for use therein, and shall reimburse the Company or such director, officer or other person for any legal or any other expenses reasonably incurred in connection with investigating or defending any such loss, claim, damage, liability or action. Notwithstanding the foregoing, the obligations of any seller of Registrable Securities shall be limited to an amount equal to the proceeds received by such seller from the sale of Registrable Securities pursuant to the registration statement to which the losses, claims, liabilities or damages relate.

                    (c) Notice of Claims, etc. Promptly after receipt by an indemnified party of notice of the commencement of any action or proceeding involving a claim referred to in the preceding subsections of this Section 4.6, such indemnified party will, if a claim in respect thereof is to be made against an indemnifying party, give written notice to the latter of the commencement of such action, provided that the failure of any indemnified party to give notice as provided herein shall not relieve the indemnifying party of its obligations under the preceding subsections of this Section 4.6, except and to the extent that the indemnifying party is prejudiced by such failure to give notice. In case any such action is brought against an indemnified party, unless in such indemnified party's reasonable judgment a conflict of interest between such indemnified and indemnifying parties may exist in respect of such claim, the indemnifying party shall be entitled to participate in and to assume the defense thereof, jointly with any other indemnifying party similarly notified, to the extent that it may wish, with counsel reasonably satisfactory to such indemnified party, and after notice from the indemnifying party to such indemnified party of its election so to assume the defense thereof, the indemnifying party shall not be liable to such indemnified party for any legal or other expenses subsequently incurred by the latter in connection with the defense thereof other than reasonable costs of investigation and of liaison with counsel so selected, provided, however, that if the defendants in any such action include both the indemnified party and the indemnifying party, and the indemnified party shall have reasonably concluded that there may be reasonable defenses available to it which are different from or additional to those available to the indemnifying party, or if the interests of the indemnified party reasonably may be deemed to conflict with the interests of the indemnifying party, the indemnified party shall have the right to select one (1) separate law firm as counsel and to assume such legal defenses and otherwise to participate in the defense of such action, with the expenses and fees of such separate counsel and other expenses related to such participation to be reimbursed by the indemnifying party as the same shall be incurred. No indemnifying party shall, without the consent of the indemnified party, consent to entry of any judgment or enter into any settlement which does not include as an unconditional term thereof the giving by the claimant or plaintiff to such indemnified party of a release from all liability in respect to such claim or litigation.

                    (d) Contribution. In order to provide for just and equitable contribution to joint liability under the Securities Act in any case in which either (i) any seller of Registrable Securities exercising rights under this Agreement, or any controlling person of any such holder, makes a claim for indemnification pursuant to this Section 4.6, but it is judicially determined (by the entry of a final judgment or decree by a court of competent jurisdiction and the expiration of time to appeal or the denial of the last right of appeal) that such indemnification may not be enforced in such case notwithstanding the fact that this Section 4.6 provides for indemnification in such case, or (ii) contribution under the Securities Act may be required on the part of any such seller or any such controlling person in circumstances for which indemnification is provided under this Section 4.6, then, and in each such case, the Company and such seller will contribute to the aggregate losses, claims, damages or liabilities to which they may be subject (after contribution from others)
       (A) in such proportion so that such seller is responsible for the portion represented by the percentage that the public offering price of its Registrable Securities offered by the registration statement bears to the public offering price of all securities offered by such registration statement, or (B) if the allocation provided by clause (A) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative proceeds but also the relative fault of each of the contributing parties, on the one hand, and the party receiving contribution, on the other hand, in connection with statements or omissions that resulted in such losses, claims, damages, expenses or liabilities, as well as any other relevant equitable consideration; provided, however, that in any such case, (1) no such seller will be required to contribute any amount in excess of the aggregate public offering price of all such Registrable Securities offered by such seller pursuant to such registration statement; and (2) no person or entity guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) will be entitled to contribution from any person or entity who was not guilty of such fraudulent misrepresentation. Relative fault shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company, or by such seller, and the relative intent, knowledge, access to information and opportunity to correct or prevent such untrue statement or omission. The amount paid or payable by an indemnified party as a result of the losses, claims, damages, expenses or liabilities (or actions in respect thereof) referred to above in this Subsection (d) shall be deemed to include any legal or other expenses reasonably incurred by a party entitled to contribution in connection with investigating or defending such action or claim. Any party entitled to contribution will promptly after receipt of notice of commencement of any action or proceeding against such party in respect of which a claim for contribution may be made against another party or parties under this Subsection (d), notify such party or parties from whom contribution may be sought, but the omission so to notify such party or parties shall not relieve the party or parties from whom contribution may be sought from any obligation it or they may have hereunder or otherwise than under this Subsection (d), to the extent that such party or parties were not adversely affected by such omission. The contribution agreement set forth above shall be in addition to any liabilities which any party may have at common law or otherwise.

              (e) Other Indemnification. Indemnification similar to that specified in the preceding subsections of this Section 4.6 (with appropriate modifications) shall be given by the Company and each seller of Registrable Securities with respect to any required registration or other qualification of such Registrable Securities under any federal or state law or regulation of governmental authority other than the Securities Act.

              (f) Indemnification Payments. The indemnification required by this
       Section 4.6 shall be made by periodic payments of the amount thereof during the course of the investigation or defense, as and when bills are received or expense, loss, damage or liability is incurred.

       5. Rule 144. For so long as the Company shall have any class of its equity securities registered under Section 12(b) or Section 12(g) of the Exchange Act, the Company shall take such action as any holder of Registrable Securities may reasonably request, all to the extent required from time to time to enable such holder to sell shares of Registrable Securities without registration under the Securities Act within the limitation of the exemptions provided by Rule 144 under the Securities Act, as such Rule may be amended from time to time, or any similar rule or regulation hereafter adopted by the Commission including, without limitation,

          (a) filing with the Commission in a timely manner all reports and other documents required of the Company under the Securities Act and the Exchange Act; and

          (b) furnishing to any holder of Registrable Securities, upon request,
       (i) a written statement by the Company that it has complied with the reporting requirements of Rule 144 and the Exchange Act; (ii) a copy of the most recent annual or quarterly report of the Company; and (iii) such other information as may be reasonably required to permit sales of Registrable Securities under Rule 144.

       6. Amendments and Waivers. This Agreement may be amended and the Company may take any action herein prohibited, or omit to perform any act herein required to be performed by it, only if the Company shall have obtained the written consent to such amendment, action or omission to act, of the holder or holders of a majority of the Issued Shares. Each holder of any Issued Shares at the time shall be bound by any consent authorized by this Section 6.

       7. Termination. This Agreement shall terminate on the earlier to occur of:

          (a) the date that the Company and the Shareholder mutually agree to terminate this Agreement; or

          (b) the twentieth anniversary of the date of this Agreement unless earlier renewed by unanimous written agreement of the Company and the Shareholder.

       8. Notices. Notices and other communications under this Agreement shall be in writing and shall be deemed given when personally delivered, or, if by U.S. mail, three (3) days after mailing, by Certified First Class Mail, postage prepaid, return receipt requested, addressed

          (a) to any holder of Issued Shares at the address shown on the stock transfer books of the Company unless such holder has advised the Company in writing of a different address as to which notices shall be sent under this Agreement, and

          (b) if to the Company at 210 TownPark Drive, Kennesaw, Georgia 30144, to the attention of the President, or to such other address or to the attention of such other officer, as the Company shall have furnished to each holder of Issued Shares at the time outstanding.

       9. Miscellaneous. This Agreement shall be binding upon and inure to the benefit of and be enforceable by the respective successors and assigns of the parties hereto. This Agreement may not be assigned without the approval of a majority of the holders of the Issued Shares. This Agreement embodies the entire agreement and understanding between the Company and the other parties hereto and supersedes all prior agreements and understandings relating to the subject matter hereof. This Agreement shall be construed and enforced in accordance with and governed by the laws of the State of Georgia. The headings in this Agreement are for purposes of reference only and shall not limit or otherwise affect the meaning hereof. This Agreement may be executed in any number of counterparts, each of which shall be an original, but all of which together shall constitute one (1) instrument.

       IN WITNESS WHEREOF, the parties have caused this Agreement to be executed and delivered by their respective officers thereunto duly authorized as of the date first above written.

                                        THE MAXIM GROUP, INC.


                                        By:
                                           --------------------------------
                                           A.J. Nassar, President and Chief
                                           Executive Officer
Attest:

-------------------------------
H. Gene Harper, Secretary



                                        SHAREHOLDER

                                        SHAW INDUSTRIES, INC.


                                        By:
                                           --------------------------------
                                           Name:
                                                ---------------------------
                                           Title:
                                                 --------------------------

Attest:


-------------------------------
Name:
     --------------------------
Title:
      -------------------------